EXHIBIT 17

THIS SUBSTITUTE CONVERTIBLE SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EPICEDGE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                 SUBSTITUTE CONVERTIBLE SECURED PROMISSORY NOTE


$2,000,000                                                     Chicago, Illinois
                                                                   April 4, 2003

         FOR VALUE RECEIVED, EpicEdge, Inc., a Texas corporation (the "Company"), promises to pay to the order of Edgewater Private Equity Fund III, L.P., a Delaware limited partnership ("Holder"), the principal sum of Two Million Dollars ($2,000,000), and to pay interest on the outstanding principal balance of this Substitute Convertible Secured Promissory Note (this "Note") in accordance with Section 2 of this Note. This Note is delivered in connection with that certain Note and Preferred Stock Purchase Agreement dated as of April 16, 2002 (as may be amended, restated or otherwise modified from time to time, the "Purchase Agreement") between the Company, the Holder and certain other parties named therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement. This Note is and shall constitute a Substitute Note under the Purchase Agreement.

1.       Maturity. To the extent not previously converted in accordance with
         Section 4 hereof, the Company shall repay the outstanding principal balance of this Note and interest accrued thereon in full on January 31, 2006 (the "Maturity Date"). All payments received shall be applied first against costs of collection (if any), then against accrued and unpaid interest on this Note, then against the outstanding principal balance of this Note.

2. Interest. Interest shall begin to accrue on the outstanding principal balance of this Note commencing on the date hereof (in addition to all interest previously accrued hereunder) and continuing until repayment of this Note in full at the rate of four percent (4%) per annum calculated on the basis of a 360 day year and actual days elapsed. However, upon the occurrence of a Default (as defined herein) the interest on the outstanding principal balance of this Note will accrue from the date of such Default until such time as such Default is cured in a manner that is acceptable to the Holder at a rate per annum equal to three percent (3%) plus the interest rate then in effect.

3. Prepayment; Acceleration. The outstanding principal balance and all accrued interest payable to Holder hereunder may not be prepaid without the consent of Holder in its sole and absolute discretion. All prepayments so permitted by Holder shall be applied in the order provided in Section 1. The outstanding principal balance of this Note plus accrued interest thereon shall become immediately due and payable upon the occurrence of a

         Default (as defined herein). Following any such acceleration, Holder may pursue any and all legal or equitable remedies that are available to it.

4. Conversion. Prior to the Maturity Date, Holder may, in its sole and absolute discretion, convert the outstanding principal balance of this Note and the accrued but unpaid interest thereon into shares of Series B-1 Convertible Preferred Stock, par value $0.01 per share, of the Company ("Series B-1 Stock") at a conversion price equal to $0.75 per share.

5. Authorization of Series B-1 Stock. On or prior to the date hereof, the Company shall designate, authorize and create 5,000,000 shares of Series B-1 Stock having the designation, powers, preferences and rights and the qualifications, limitations or restrictions thereof set forth in the Amended and Restated Articles of Incorporation of the Company attached hereto as Exhibit A (the "Articles"). In addition, on or prior to the date hereof, the Company shall amend and restate the rights, preferences and designations of the Series A Stock and Series B Stock as set forth in the Articles.

6. Purchase and Sale of the Warrant. On the date hereof, in connection with certain loans and other financial accommodations provided by Holder to the Company, the Company shall issue to Holder (a) a warrant to purchase 1,333,333 shares of Series B-1 Stock for an exercise price of $0.01 per share, and (b) a warrant to purchase 200,000 shares of Series B-1 Stock for an exercise price of $0.01 per share (collectively, the "Warrants"), each containing the terms and conditions set forth in the form of warrant attached hereto as Exhibit B.

7. Amendment to Registration Agreement. In order to provide Holder with the registration rights provided for under that certain Registration Rights Agreement dated as of February 18, 2000, as amended by that certain Registration Rights Agreement dated as of September 29, 2000, as further amended by that certain Amendment to Registration Agreement dated as of April 16, 2002 (the "Existing Registration Agreement") for the Common Stock issuable upon conversion of the Series B-1 Stock (the "Conversion Stock"), on the date hereof the Company and Holder shall enter into an Amendment to Registration Agreement containing the terms and conditions set forth in the form of Amendment to Registration Agreement attached hereto as Exhibit C (the Existing Registration Agreement as amended by such Amendment to Registration Agreement shall be referred to herein as the "Registration Agreement;" and, together with this Note, the Warrants and the Articles, the "Series B-1 Documents").

8. Secured Obligation. The outstanding principal amount of this Note and all accrued interest thereon and all other obligations of the Company hereunder are secured by a perfected security interest in all of the Company's assets pursuant to the Security Agreement, the Trademark and License Security Agreement and the UCC Financing Statement filed with the Secretary of State of Texas.

9. Representations and Warranties. The Company hereby makes the following representations and warranties to Holder as of the date hereof, which representations and warranties shall survive the execution and delivery of this Note and the issuance of the Series B-1 Stock, the Conversion Stock and the Warrants:

         (a) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company has all licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is duly qualified to do business as a foreign corporation in each state or country, if any, in which failure to qualify would have a material adverse effect on the financial condition, business, operating results, operations, business prospects or property of the Company.

         (b) Corporate Power. Except as set forth on the Disclosure Schedule attached to this Note as Exhibit D (the "Disclosure Schedule"), the Company has the requisite corporate power and authority to execute, deliver and carry out the Series B-1 Documents and all other instruments, documents and agreements contemplated or required by the provisions of any of the Series B-1 Documents to be executed, delivered or carried out by the Company thereunder. The Company has all requisite corporate power and authority under the laws of its jurisdiction of incorporation to own and operate its properties and to carry on its businesses as now conducted and as presently proposed to be conducted.

         (c) Authorization, Governmental Approvals. Except as set forth on the Disclosure Schedule, the execution and delivery of this Note, the issuance of the Series B-1 Stock, the issuance of the Conversion Stock, the issuance of the Warrants, the execution and delivery of the other Series B-1 Documents and all other instruments, documents and agreements contemplated or required by the provisions hereof or thereof to be executed and delivered by the Company, and the consummation by the Company of the transactions herein and therein contemplated to be consummated by the Company have each been duly authorized by all necessary corporate action on the part of the Company. Except for filings necessary for the sale of the Warrants, this Note, the Series B-1 Stock issuable upon the exercise of the Warrants and conversion of this Note and the Conversion Stock to qualify for certain exemptions from the registration requirements under state blue sky laws and federal securities laws, no authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and no vote, authorization, consent or approval of shareholders of the Company, other than the required shareholder vote to authorize and file the Articles, is or was necessary for (i) the valid execution and delivery of this Note by the Company, (ii) the execution, issuance and delivery of the Series B-1 Stock, the Warrants and the issuance of the Conversion Stock hereunder or thereunder, (c) the execution and delivery by the Company of the other Series B-1 Documents and all other instruments, documents and agreements contemplated or required by the provisions hereof or thereof and to be executed and delivered by the Company, or (d) the consummation by the Company of the transactions herein and therein contemplated to be consummated by the Company.

         (d) Capital Stock. The Series B-1 Stock issuable upon conversion of this Note, the exercise of the Warrants and the Conversion Stock when issued in accordance with the terms of this Note, the Warrants and the Articles will be duly and validly reserved for issuance, and upon issuance thereof will be duly and validly issued, fully paid, and nonassessable, and except for restrictions pursuant to the Shareholders' Agreement, will be free of restrictions on transfer other than the restrictions on transfer under the applicable state and federal securities laws.

         (e) Conflict with Other Instruments. Except as set forth on the Disclosure Schedule, neither the execution and delivery by the Company of the Series B-1 Documents or the other instruments, documents and agreements contemplated or required hereby or thereby, nor the consummation of the transactions herein or therein contemplated to be consummated by the Company, nor compliance by the Company with the terms, conditions and provisions hereof or thereof, shall conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or the Bylaws of the Company, or any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which the Company is a party or by which it or any of its respective properties is bound or constitute a default thereunder or result in the creation or imposition of any Lien, except for those Liens being created by or granted pursuant to the Security Agreement. The three-year moratorium on certain business combinations as set forth in Section 13.03 of the Texas Business Corporation Act is inapplicable to the transactions contemplated herein.

         (f) Validity and Binding Effect. Except as set forth on the Disclosure Schedule, the Series B-1 Documents which the Company is required to execute and all other instruments and agreements contemplated hereby or thereby to which the Company is a party have been duly and validly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, and all such obligations of the Company are enforceable in accordance with their respective terms.

         (g)      Capitalization.

                  (i) As of the date of this Note, the authorized capital stock of the Company consists of (A) 100,000,000 shares of Common Stock, of which 18,200,333 shares are issued and outstanding, and (B) 30,000,000 shares of preferred stock of the Company of which (1) 10,000,000 are designated as Series A Stock of which 9,695,481 shares are issued and outstanding, (2) 10,000,000 are designated as Series B Stock of which 3,173,451 shares are issued and outstanding, (3) 5,000,000 are designated as Series B-1 Stock, none of which are outstanding, and (4) 5,000,000 are remaining undesignated blank check preferred none of which are issued and outstanding. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and are owned of record or beneficially by the Company's shareholders. Except as set forth on the

                           Disclosure Schedule or on Schedule 3.8.b of the Disclosure Schedules to the Purchase Agreement there are not outstanding any shares of stock, securities, rights or options convertible or exchangeable into or exercisable for any shares of the Company's capital stock, stock appreciation rights or phantom stock, nor is the Company under any obligation (contingent or otherwise) to redeem or otherwise acquire any shares of its capital stock or any securities, rights or options to acquire such capital stock, stock appreciation rights or phantom stock. There are no statutory or contractual shareholders preemptive rights with respect to any shares of capital stock of the Company. The Company has not violated and will not violate any applicable federal or state securities laws in connection with the offer, sale or issuance of the Series B-1 Stock, the Conversion Stock, the Warrants and this Note and such issuances, offers, or sales do not require registration of such Securities under the Securities Act or any applicable state securities laws. Except as set forth on
                           Schedule 3.8.c of the Disclosure Schedule to the Purchase Agreement, and for the Shareholders' Agreement, the Voting Agreement and the Registration Agreement, to the Company's knowledge, there are no agreements between the Company's shareholders (or any one or more of them) with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

10. Holder Investment Representations. Holder hereby makes the representation and warranties set forth in Section 4 of the Purchase Agreement as of the date hereof.

11. Covenants. So long as (a) any shares of Series B-1 Stock issued hereunder are outstanding, (b) Holder or its Affiliates own of record or beneficially at least 500,000 shares of Common Stock, or (c) Holder holds any portion of the outstanding principal amount of this Note, the covenants set forth in Section 6 (except for Sections 6.7, 6.8, and 6.9) of the Purchase Agreement shall be incorporated herein such that Holder shall be entitled to the benefits thereof and neither the Company nor any Subsidiary shall, without the prior written consent of the Holder do any of the actions set forth in Section 6.3 of the Purchase Agreement. This Section 11 shall survive the execution and delivery of this Note and the issuance of the Series B-1 Stock, the Conversion Stock and the Warrants.

12. Default. The Company will be deemed to be in default ("Default") hereunder upon (a) the occurrence of any "Event of Default" described in Section 7.1 (except for Section 7.1(k)) of the Purchase Agreement; provided that if any Event of Default has been waived pursuant to
         Section 7.1 of the Purchase Agreement, such waived Event of Default shall not constitute an Event of Default hereunder or (b) a breach or default of any of the Company's representations, warranties, covenants and agreements under this Note or the other Series B-1 Documents (which continues beyond the expiration of any applicable cure period), and Holder shall have all rights and remedies available to it upon any such Default as described in the Purchase Agreement or in this Note.

13.      Miscellaneous.

         (a) The Company hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, or other cause of release or discharge other than actual payment in full hereof.

         (b) Holder shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of Holder to exercise any right, whether before or after a Default hereunder, shall impair any such right or shall be construed to be a waiver of any right or Default, and the acceptance at any time by Holder of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

         (c) Time is of the essence hereof. Upon any Default hereunder, Holder may exercise all rights and remedies provided for herein or in the Purchase Agreement and by law or equity, including, but not limited to, the right to immediate payment in full of this Note.

         (d) The remedies of Holder as provided herein or in the Purchase Agreement, or any one or more of them, in law or at equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at Holder's sole discretion, and may be exercised as often as occasion therefor shall occur.

         (e) It is expressly agreed that if this Note is referred to any attorney or if suit is brought to collect or interpret this Note or any part hereof or to enforce or protect any rights conferred upon Holder by this Note or any other document evidencing or securing this Note, then the Company covenants and agrees to pay all reasonable costs, including attorneys' fees, incurred by Holder in connection therewith.

         (f) If any provisions of this Note would require the Company to pay interest hereon at a rate exceeding the highest rate allowed by applicable law, the Company shall instead pay interest under this Note at the highest rate permitted by applicable law.

         (g) This Note shall be governed by and construed in accordance with the laws of the State of Illinois without giving effect to any choice or conflict of law provision or law that would cause the application of the laws of any other jurisdiction other than the State of Illinois.

         (h) This Note may be amended, modified or supplemented only by a written instrument duly executed by Holder and the Company. If any provision of this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Note shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties. Nothing in this Note shall confer any rights upon any person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. The Company may assign this Note without the prior written consent of Holder.

         (i) This Note is issued in substitution for but not in payment of the Prior Note and does not and shall not be deemed to constitute a novation thereof. Such Prior Note shall be of no further force and effect upon the execution of this Note; provided, however, that the outstanding amount of principal and interest under the Prior Note as of the date of this Note is hereby deemed indebtedness evidenced by this Note and incorporated herein by this reference.

         (j) The Company agrees to pay on demand all costs and expenses of or incurred by Holder (including, but not limited to, legal fees and expenses) in connection with the evaluation, negotiation, preparation, execution and delivery of this Note and the other Series B-1 Documents.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has executed this Substitute Convertible Secured Promissory Note as of the date first above written.

                                        EPICEDGE, INC., a Texas corporation

                                        By: /s/ Robert Jensen
                                           _____________________________________
                                           Name:  Robert A. Jensen
                                                ________________________________
                                           Title:  COO, CFO and Secretary
                                                 _______________________________


AGREED AND ACCEPTED as of
April 4, 2003 by:

EDGEWATER PRIVATE EQUITY FUND III, L.P.

By:  Edgewater III Management, L.P.
Its: General Partner

By:  Edgewater III, Inc.
Its: General Partner

By:   /s/ Mark McManigal
     ------------------------------------
Its: Vice President
     ------------------------------------

                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                    SECOND RESTATED ARTICLES OF INCORPORATION
                                       OF
                                 EPICEDGE, INC.
                               A TEXAS CORPORATION

         ARTICLE ONE: Pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, EPICEDGE, INC. (the "CORPORATION") hereby adopts these Second Restated Articles of Incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such Second Restated Articles of Incorporation as hereinafter set forth and which contain no other changes in any provision thereof.

         ARTICLE TWO: The articles of incorporation and all amendments thereto that are in effect to date of the Corporation are amended by these Second Restated Articles of Incorporation as follows:

         A. To amend Exhibit A of the Restated Articles of Incorporation, which consists of the Statement of Designation Relating to Series A Convertible Preferred Stock with a par value of $.01 per share (the "SERIES A DESIGNATION"), in order to:

                  (i) provide that the liquidation preference of the Series A Convertible Preferred Stock, set forth in Section 1(b)(2) thereof, is junior to that of any "Senior Securities;"

                  (ii) add to the definition of "Excluded Securities," in
         Section 7 thereof, certain additional securities of the Corporation, including the "Note" and the "Warrants;"

                  (iii) add to Section 7 thereof the definitions of the terms "Senior Securities," "Note" and "Warrants;" and

                  (iv) add to the definition of "Stock Option Plan" in Section 7 thereof, the Corporation's 2000 Employee Stock Purchase Plan.

         B. To amend Exhibit B of the Restated Articles of Incorporation, which consists of the Statement of Designation Relating to Series B Convertible Preferred Stock with a par value of $.01 per share (the "SERIES B DESIGNATION"), in order to:

                  (i) provide that the liquidation preference of the Series B Convertible Preferred Stock, set forth in Section 1(b)(2) thereof, is junior to that of any "Senior Securities;"

                  (ii) add to the definition of "Excluded Securities," in
         Section 7 thereof, certain additional securities of the Corporation, including the "Note" and the "Warrants;"

                  (iii) add to Section 7 thereof the definitions of the terms "Senior Securities," "Note" and "Warrants;"

                  (iv) add to the definition of "Stock Option Plan" in Section 7 thereof, the Corporation's 2000 Employee Stock Purchase Plan; and

                  (v) To clarify in the definition of "Conversion Price" in
         Section 7 thereof, that subparagraphs 3.b and 3.c thereof apply to each of the various possible conversion prices.

         C. The addition and establishment of a class of Series B-1 Convertible Preferred Stock, as hereinafter described.

         ARTICLE THREE: Each amendment made by these Second Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act (the "TBCA") and such Second Restated Articles of Incorporation and each such amendment made by these Second Restated Articles of Incorporation was duly adopted by the unanimous written consent of the Board of Directors of the Corporation on the ___ day of March, 2003 and by the written consent of at least fifty-one percent (51%) of the holders of the issued and outstanding Series A Convertible Preferred Stock and at least fifty-one percent (51%) of the holders of the issued and outstanding Series B Convertible Preferred Stock, which preferred shareholders constitute the shareholders of the Corporation entitled to vote on such amendments, on the ____ day of March, 2003, with prompt notice to those preferred shareholders of the corporation who were entitled to vote on the approval of these Second Restated Articles of Incorporation and who did not sign the written consent.

         ARTICLE FOUR: On the ___ day of March, 2003, the number of shares issued and outstanding was: Eighteen Million Two Hundred Thousand Three Hundred Thirty-Three (18,200,333) shares of Common Stock; Nine Million Six Hundred Ninety-Five Thousand Four Hundred Eighty-One (9,695,481) shares of Series A Convertible Preferred Stock; and, Three Million One Hundred Seventy-Three Thousand Four Hundred Fifty-One (3,173,451) shares of Series B Convertible Preferred Stock.

         Because the amendments described in Article 2(A) and (B) above solely effect changes in the designations, preferences, limitations and relative rights of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, and because each of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock were established by the Corporation's Board of Directors pursuant to the authority granted to it by Article 2.13 of the TBCA, pursuant to Article 4.03(C) of the TBCA, only the holders of Series A Convertible Preferred Stock, voting as a separate class, and the holders of Series B Convertible Preferred Stock, voting as a separate class, are entitled to vote and approve such amendments. Because the amendment described in Article 2(C) above consists solely of the establishment of a new series of preferred stock of the Corporation, and because the Restated Articles of Incorporation provide that the Board of Directors of the Corporation has the right, pursuant to Article 2.13 of the TBCA, to establish such a series of preferred stock, the vote of all of the shareholders of the Corporation is not required to approve the amendment described in Article 2(C) above. However, because the voting rights of the preferred stock set forth in Section 2(b) the Series A Designation and Section 2(b) of the Series B Designation provide that the holders of at least fifty-one percent (51%) of the shares of each of such series of preferred stock must vote to approve the creation of a new series of preferred stock, the amendment described in Article 2(C) above was also submitted to the holders of issued and outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock for their approval, each voting as a separate class.

         Accordingly, the holders of Nine Million Six Hundred Ninety-Five Thousand Four Hundred Eighty-One (9,695,481) shares of issued and outstanding Series A Convertible Preferred Stock, voting as a separate class, were entitled to vote on Articles 2(A) and 2(C) above, and the holders of Three Million One Hundred Seventy-Three Thousand Four Hundred Fifty-One (3,173,451) shares of issued and outstanding Series B Convertible Preferred Stock, voting as a separate class, were entitled to vote on Articles 2(B) and 2(C) above.

         The requisite number of the preferred shareholders have duly adopted and approved these Second Restated Articles of Incorporation by written consent, with prompt notice to those preferred shareholders of the corporation who were entitled to vote on the approval of these Second Restated Articles of Incorporation and who did not sign the written consent. With respect to Article 2(A) above, the holders of Six Million One Hundred Thirteen Thousand Six Hundred Eleven (6,113,611) issued and outstanding shares of Series A Convertible Preferred Stock consented to the adoption of such amendment. With respect to
Article 2(B) above, the holders of One Million Six Hundred Twenty-Two Thousand Six Hundred Eighty-One (1,622,681) issued and outstanding shares of Series B Convertible Preferred Stock consented to the adoption of such amendment. With respect to Article 2(C) above, the holders of Six Million One Hundred Thirteen Thousand Six Hundred Eleven (6,113,611) issued and outstanding shares of Series A Convertible Preferred Stock and the holders of One Million Six Hundred Twenty-Two Thousand Six Hundred Eighty-One (1,622,681) issued and outstanding shares of Series B Convertible Preferred Stock consented to the adoption of such amendment. Because these Second Restated Articles of Incorporation were approved by the less than unanimous written consent of the preferred shareholders entitled to vote thereon, though the approval and consent of the requisite number of preferred shareholders was obtained, not every preferred shareholder entitled to vote on such matters executed such written consent. Accordingly, it is not clear whether such preferred shareholders that did not sign such written consent would have approved the matters or would have abstained, had a vote been taken. However, in compliance with Article 9.10(A)(4) of the TBCA, prompt notice was given to those preferred shareholder who did not sign the written consent approving these Second Restated Articles of Incorporation.

         Additionally, with respect to each of the amendments in Article 2 above, the Board of Directors of the Corporation unanimously approved such amendments by written consent, dated March ___, 2003, pursuant to Articles 2.13 and 4.03(C) of the TBCA and pursuant to Article Four of the Restated Articles of Incorporation.

         ARTICLE FIVE: The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following Second Restated Articles of Incorporation which accurately copy and amend the entire text thereof:

                                   ARTICLE ONE

         The name of the Corporation is EpicEdge, Inc. (the "CORPORATION").

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose of the Corporation shall include the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act, as the same exists or may be hereafter amended.

                                  ARTICLE FOUR

         The total number of shares of stock which the Corporation shall have authority to issue is 130,000,000 consisting of 100,000,000 shares of common stock, par value $.01 per share (the "COMMON STOCK"), and 30,000,000 shares of preferred stock, par value $.01 per share (the "PREFERRED STOCK").

         10,000,000 shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be determined by the board of directors of the Corporation (the "BOARD OF DIRECTORS") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Texas.

         These Second Restated Articles of Incorporation also have been filed with the Secretary of State of the State of Texas in order to:

         (a) amend and restate the rights, preferences and privileges of the Series A Convertible Preferred Stock as set forth in the Amended and Restated Statement of Designation attached hereto as Exhibit A, and incorporated herein by reference.

         (b) amend and restate the rights, preferences and privileges of the Series B Convertible Preferred Stock as set forth in the Amended and Restated Statement of Designation attached hereto as Exhibit B, and incorporated herein by reference.

         (c) designate a class of Series B-1 Convertible Preferred Stock, and to establish the rights, preferences and privileges of such shares as set forth in the Statement of Designation attached hereto as Exhibit C, and incorporated herein by reference.

                                  ARTICLE FIVE

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand ($1,000.00) Dollars.

                                   ARTICLE SIX

         The post office address of the Corporation's registered office, and the name of its initial registered agent for service at such address is CT Corporation System, 1021 Main Street, Suite 1150, Houston, Texas 77002.

                                  ARTICLE SEVEN

         The number of Directors constituting the current Board of Directors is four (4), and the names and addresses of the persons who are to serve as the Directors until the next annual meeting of the shareholders or until their successors are elected and qualified are:


         Name                             Address
         ----                             -------

         Eric Loeffel             5508 Highway 290 West
                                  Third Floor
                                  Austin, Texas 78735

         John A. Svahn            5508 Highway 290 West
                                  Third Floor
                                  Austin, Texas 78735

         Panna Sharma             5508 Highway 290 West
                                  Third Floor
                                  Austin, Texas 78735

         Mark McManigal           5508 Highway 290 West
                                  Third Floor
                                  Austin, Texas 78735


                                 ARTICLE EIGHT

         The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

                                  ARTICLE NINE

         The private property of the shareholders shall not be subject to the payment of corporation debts to any extent whatsoever.

                                   ARTICLE TEN

         In furtherance and not in limitation to the powers conferred by the Texas Business Corporation Act, the Board of Directors is expressly authorized:

                  To make, alter or repeal the By-Laws of the Corporation. By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation which to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation to be affixed to all papers which it may acquire, such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or may be determined from time to time by resolution adopted by the Board of Directors.

         Any action required under the Texas Business Corporation Act, as amended, to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum numbers of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                 ARTICLE ELEVEN

         A Director of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, or shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any Director or any firm of which any Director is a member of any corporation of which any Director is a shareholder, officer or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified, or approved either (l) by a vote of a majority of a quorum of the Board of Directors or of the Executive Committee, without counting in such majority or quorum any directors so interested or members of a firm so interested, or (2) by the written consent or by the vote of, at any stockholders meeting, of the Corporation, entitled to vote; nor shall any Director be liable to account to the Corporation for any profits realized by or from or through any such transaction or contract of the Corporation authorized, ratified, or approved as aforesaid by reason of the fact that he, or any firm of which he is a member of any corporation of which he is a shareholder, officer or director, was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law.

         Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by a quorum of the stockholders entitled to vote at any annual meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every stockholder of the Corporation.

         It is hereby expressly provided that the Directors and officers and former directors and officers of the Corporation shall be fully protected and indemnified against any personal liability to the Corporation or others that may arise by reason of any of their actions taken in good faith on behalf or for the benefit of the Corporation to the full extent permitted by the Laws of the State of Texas; the foregoing right to indemnity shall include reimbursement of the amounts and expenses paid in settling any such action, suit or proceeding when settlement appears to be in the best interest of the Corporation.

                                 ARTICLE TWELVE

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                ARTICLE THIRTEEN

         In the elections of directors, each share of stock entitled to vote shall constitute only one vote and multiplication of votes by the number of directors to be elected or cumulative voting is expressly prohibited.

                                ARTICLE FOURTEEN

         No shareholders of this Corporation shall, by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class of this Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying rights, options, or warrants, to purchase shares of any class now or hereafter to be authorized whether or not the issuance of any such shares of such notes, bonds, debentures, or other securities would adversely affect the dividend or voting rights of such shareholders other than such rights, if any, as the Board of Directors in its discretion from time to time may grant and at such price as the Board of Directors in its discretion may fix; and, the Board of Directors may issue shares of any class of this Corporation or any notes, debentures, bonds, or other securities convertible into or carrying rights, options or warrants to purchase shares of any class of this Corporation or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants, to purchase shares of any class without offering any such shares of any class either in whole or in part to the existing shareholders of any class.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, these Second Restated Articles of Incorporation have been signed by a duly authorized officer of this Corporation this ___ day of March, 2003.

                                             /s/ Robert Jensen
                                             __________________________________
                                             Robert A. Jensen
                                             COO, CFO and Secretary

                                    EXHIBIT A
                                    ---------

                              AMENDED AND RESTATED
                        STATEMENT OF DESIGNATION RELATING
                     TO SERIES A CONVERTIBLE PREFERRED STOCK
                       WITH A PAR VALUE OF $0.01 PER SHARE


                        ________________________________

                         Pursuant to Section 2.13 of the
                         Texas Business Corporation Act
                        ________________________________

         EpicEdge, Inc., a Texas corporation (the "CORPORATION"), hereby certifies that pursuant to the authority contained in Article Four of the Corporation's Articles of Incorporation, as amended, and in accordance with the provisions of Section 2.13 of the Texas Business Corporation Act (the "TBCA"), the following resolution was adopted by the Board of Directors of the Corporation, by the unanimous written consent of directors pursuant to Section 9.10(B) of the TBCA, creating a series of its Preferred Stock designated as "Series A Convertible Preferred Stock":

         RESOLVED, that there is hereby created and the Corporation be, and it hereby is, authorized to issue Ten Million (10,000,000) shares of its Preferred Stock designated as "Series A Convertible Preferred Stock" (the "SERIES A PREFERRED STOCK") to have the powers, preferences and rights and the qualifications, limitations or restrictions thereof hereinafter set forth in this resolution:

         1. Liquidation.

                  a. General. Upon the occurrence of a Liquidity Event, each holder of Series A Preferred Stock will be entitled to receive, after any required distribution or payment is made on any Senior Securities but before any distribution or payment is made upon any Junior Securities and at the same time as payment of the Series B Liquidation Preference (as defined in the Series B Statement) is made, a Series A Special Liquidation Payment as defined in Paragraph 7.

                  b. Special Liquidation Payment.

                           (1) If a Liquidity Event is to occur, the Corporation will notify each holder of Series A Preferred Stock in writing of such pending Liquidity Event not less than twenty (20) days prior to the consummation thereof. Such notice will describe the material terms and conditions of the Liquidity Event (including, but not limited to, the amount and nature of the total consideration to be paid in connection therewith) and the provisions of this Subparagraph 1.b(l). The Corporation will thereafter give each holder prompt notice of any material changes in such terms and conditions. Upon the consummation of a Liquidity Event, the holders of Series A Preferred Stock shall be entitled to either (a) the Series A Special Liquidation Payment, or (b) participate with the holders of the Common Stock and the Series B Preferred Stock (to the extent the holders of the Series B Preferred Stock elect to participate with the holders of the Common Stock) in the proceeds of the Liquidity Event on an as-converted basis.

                           (2) Insufficient Assets. If, upon any Liquidity Event of the Corporation, the Corporation's assets available for distribution to its shareholders, after the Corporation has fully paid to the holders of the Senior Securities the distributions and payments to which the holders of the Senior Securities are entitled to upon a Liquidity Event, are insufficient to permit payment to all holders of the Series A Preferred Stock of the Series A Special Liquidation Payment and to all holders of the Series B Preferred Stock of the Series B Special Liquidation Payment, then the remaining assets available for distribution will be distributed among the holders of the Series A Preferred Stock and the Series B Preferred Stock pro rata.

         2. Voting Rights.

                  a. General. Except as otherwise required by law, the holders of Series A Preferred Stock will be entitled to vote with the holders of the Common Stock as a single class (except to the extent that voting as a separate class or series is provided by law) on each matter submitted to a vote of the Corporation's shareholders, with each share of Series A Preferred Stock having a number of votes equal to the number of votes possessed by the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible as of the record date for the determination of shareholders entitled to vote on such matter.

                  b. Vote to Change Rights, Preferences and Powers of Series A Preferred Stock. So long as any shares of Series A Preferred Stock are outstanding, Series A Preferred Stock Approval shall be required for any of the following:

                           (1) altering or changing the rights, preferences or privileges of the Series A Preferred Stock;

                           (2) increasing or decreasing, other than by redemption or conversion, the authorized number of shares of Series A Preferred Stock; and

                           (3) creating a new class of shares of the Corporation having rights, preferences or privileges equivalent or senior to the Series A Preferred Stock, other than the Series B Preferred Stock.

         3. Conversion.

                  a.       Conversion Procedure.

                           (1) At any time and from time to time, any holder of shares of Series A Preferred Stock may convert all or any portion of such shares (including any fraction of a share) into the number of shares of Common Stock computed by dividing the product derived by multiplying the number of shares of Series A Preferred Stock to be converted times the Original Purchase Price by the Conversion Price determined pursuant to Paragraph 3.b.

                           (2) Each conversion of Series A Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series A Preferred Stock as provided hereunder will cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                           (3) As soon as possible after a conversion has been effected and in no event later than ten (10) business days thereafter, the Corporation will deliver to the converting holder:

                                    (a) a certificate or certificates
                  representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified,

                                    (b) the amount payable under Subparagraph
                  3.a(6) below with respect to such conversion; and

                                    (c) a certificate representing any shares of
                  Series A Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                           (4) The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock will be made without charge to the holders of such Series A Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of any share of Series A Preferred Stock, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issued as a result of such conversion is validly issued, fully paid and nonassessable.

                           (5) The Corporation will not close its books against the transfer of Series A Preferred Stock or of Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes with the timely conversion of Series A Preferred Stock.

                           (6) If any fractional interest in a share of Common Stock would, except for the provisions of this Subparagraph 3.a(6), be deliverable upon any conversion of the Series A Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Fair Market Value of such fractional interest as of the date of conversion.

                  b. Conversion Price.

                           (1) In order to prevent dilution of the conversion rights granted under this subdivision, the Conversion Price will be subject to adjustment from time to time pursuant to this Paragraph 3.b.

                           (2) If the Corporation issues or sells, or in accordance with Paragraph 3.c is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then forthwith upon such issuance or sale the Conversion Price will be reduced to the conversion price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issuance or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issuance or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock issued or deemed to have been issued in such sale pursuant to this Paragraph 3. Notwithstanding anything contained herein to the contrary, if the Corporation issues or sells, or in accordance with Paragraph 3.c is deemed to have issued or sold, any shares of Common Stock without consideration, the lowest net price per share shall equal one cent ($0.01).

                  c. Effect on Conversion Prices of Certain Events.

                           (1) For purposes of determining the adjusted
         Conversion Prices under Paragraph 3.b, the following will be applicable:

                                    (a) Issuance of Rights or Options. If the
                  Corporation grants, issues or sells Options to acquire Common Stock or Convertible Securities and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of any Convertible Securities issuable upon the exercise of such Options is less than the Conversion Price in effect immediately prior to the time of the granting, issuance or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "PRICE PER SHARE FOR WHICH COMMON STOCK IS ISSUABLE" shall be determined by dividing (A) the sum of (i) the amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus (ii) the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus (iii) in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                    (b) Issuance of Convertible Securities. If
                  the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "PRICE PER SHARE FOR WHICH COMMON STOCK IS ISSUABLE" shall be determined by dividing (A) the sum of (i) the amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus (ii) the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Paragraph 3, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                                    (c) Change in Option Price or Conversion
                  Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment of the Conversion Price would result in an increase in the Conversion Price then in effect, such adjustment shall not be effective until thirty (30) days after written notice thereof has been given to all holders of the Series A Preferred Stock.

                           (2) For purposes of determining the adjusted
         Conversion Price under Subparagraph 3.b, the following will be applicable:

                                    (a) Treatment of Expired Options and
                  Unexercised Convertible Securities. Upon the expiration of any Options or the termination of any right to convert or exchange any Convertible Securities without the exercise of any such Options or right, the Conversion Price then in effect hereunder will be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                                    (b) Calculation of Consideration Received.
                  If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the Fair Market Value of such consideration. If any Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.

                                    (c) Integrated Transactions. In case any
                  Options are issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01 each.

                                    (d) Treasury Shares. The number of shares of
                  Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                                    (e) Record Date. If the Corporation takes a
                  record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
                  (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (3) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                           (4) Certain Events. If any event occurs of the type contemplated by the provisions of this Paragraph 3 but not expressly provided for by such provisions, then the Board of Directors will make an appropriate adjustment in each case to the Conversion Price so as to protect the rights of the holders of the Series A Preferred Stock; provided, however, that, no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Paragraph 3 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock.

                           (5) No Adjustments. No adjustments to the Conversion Price shall be made for:

                                    (a) the issuance of shares of Common Stock
                  into which the Preferred Stock is convertible; and

                                    (b) the issuance of Excluded Securities.

                  d. Notices.

                           (1) Immediately upon any adjustment of the Conversion Price of the Series A Preferred Stock, the Corporation will give written notice thereof to all holders of the Series A Preferred Stock.

                           (2) The Corporation will give written notice to all holders of Series A Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record
         (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Liquidity Event.

                  e. Mandatory Conversion. In the event that the holders of at least two-thirds (2/3rd) of the outstanding Series A Preferred Stock consents to the conversion of the Series A Preferred Stock to Common Stock, all of the outstanding Series A Preferred Stock shall be converted to Common Stock at the Conversion Price in effect at that time. Any such mandatory conversion shall only be effected upon thirty (30) days prior written notice of such mandatory conversion delivered to all holders of Series A Preferred Stock.

         4. Purchase Rights. If at any time the Corporation distributes, grants or sells Purchase Rights, then each holder of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Series A Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the distribution, issue or sale of such Purchase Rights.

         5. Registration of Transfer. The Corporation will keep at its principal office a register for the registration of the Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Preferred Stock represented by the surrendered certificate and the Corporation will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series A Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

         6. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         7. Definitions.

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

         "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus (i) the number of shares of Common Stock deemed to be outstanding pursuant to Subparagraphs 3.c(l) and 3.c(2) hereof (whether or not the Options or Convertible Securities are actually exercisable at such time) and (ii) securities convertible into or exchangeable for Common Stock.

         "CONVERSION PRICE" initially means $0.75, as subsequently adjusted pursuant to Paragraph 3.b.

         "CONVERTIBLE SECURITIES" means securities convertible into or exchangeable for Common Stock.

         "EFFECTIVE DATE" means the date that this Statement of Designation is filed with the Texas Secretary of State.

         "EXCLUDED SECURITIES" means (i) the shares of Common Stock issued upon exercise of the stock options that are granted under the Stock Option Plan, (ii) any securities used as consideration in connection with any mergers with (where the Corporation is the surviving corporation) or acquisitions by the Corporation of any unaffiliated entities approved by the Corporation's Board of Directors, (iii) any securities issued or issuable upon exercise of Convertible Securities issued and outstanding on the date of the Investment Agreement; provided, that a description of such Convertible Securities is listed on the Disclosure Schedule attached to the Investment Agreement, and (iv) any securities issued or issuable upon exercise or conversion of the Note, the Warrants and the Convertible Securities issued or issuable thereunder.

         "FAIR MARKET VALUE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 20 days consisting of the day as of which Fair Market Value is being determined and the 19 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value thereof determined jointly by the Corporation and by Series A Preferred Stock Approval without discount for minority interests. If such parties are unable to reach agreement within twenty (20) days, such fair value (without discount for minority interests) will be determined by an independent "Big Four" accounting firm selected by Series A Preferred Stock Approval and approved by the Board of Directors, which approval shall not be unreasonably withheld. The expenses of any such valuation shall be borne by the Corporation.

         "INVESTMENT AGREEMENT" means that certain Note and Preferred Stock Purchase Agreement dated as of April 16, 2002, by and among the Company and the parties named therein, as may be amended, restated or otherwise modified from time to time.

         "JUNIOR SECURITIES" means any of the Corporation's equity securities including, without limitation, the Common Stock, other than the Series A Preferred Stock, the Series B Preferred Stock and the Senior Securities.

         "LIQUIDATION VALUE" means, as to each share of Series A Preferred Stock, the Original Purchase Price, subject to adjustment in the event of any stock dividends, stock splits, combinations, subdivision or split-ups.

         "LIQUIDITY EVENT" means (a) a sale or transfer of more than fifty percent (50%) of the assets of the Corporation in any transaction or series of related transactions (other than sales in the ordinary course of business), (b) any merger, consolidation or reorganization to which the Corporation is a party, except for a merger, consolidation or reorganization in which the Corporation is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of the Corporation's outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own, immediately following the merger, consolidation or reorganization, capital stock holding a majority of the voting power of the surviving corporation, (c) any sale or series of sales of shares of the Corporation's capital stock by the holders thereof which results in any Person or group of affiliated Persons (other than the owners of the Corporation's capital stock as of the Effective Date) owning capital stock holding a majority of the voting power of the Corporation or (d) any liquidation, dissolution or winding up of the Corporation.

         "NOTE" means that certain Substitute Convertible Secured Promissory Note dated as of March __, 2003 in the principal amount of $2,000,000, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated, substituted or otherwise modified from time to time.

         "OPTIONS" means any grant, issue or sale by the Corporation of any right or option to subscribe for or to purchase Common Stock or any Convertible Securities.

         "ORIGINAL PURCHASE PRICE" means, as to each share of Series A Preferred Stock, $0.75 per share.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

         "PREFERRED STOCK" means, collectively, the Series A Preferred Stock, the Series B Preferred Stock and the Senior Securities.

         "PREFERRED STOCK APPROVAL" means the consent of the holders of majority of the issued and outstanding Preferred Stock.

         "PURCHASE RIGHTS" means any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property which are distributed, granted or sold to all record holders of any class of Common Stock.

         "SENIOR SECURITIES" means the Corporation's Series B-1 Convertible Preferred Stock, par value $0.01 per share.

         "SERIES A PREFERRED STOCK APPROVAL" means an affirmative vote, at a meeting or by written consent of the holders of at least fifty-one percent (51%) of the outstanding Series A Preferred Stock.

         "SERIES A SPECIAL LIQUIDATION PAYMENT" means either (a) to the extent a Liquidity Event occurs within twenty-four (24) months of the date of the Investment Agreement, two and three-quarters (2.75) times the Liquidation Value per share of Series A Preferred Stock, or (b) to the extent a Liquidity Event has not occurred within twenty-four (24) months of the date of the Investment Agreement, three (3) times the Liquidation Value per share of Series A Preferred Stock.

         "SERIES B PREFERRED STOCK" means the Series B Convertible Preferred Stock, par value $0.01 per share, of the Corporation.

         "SERIES B STATEMENT" shall mean the statement or resolutions forming part of the Corporation's Articles of Incorporation, containing the rights, preferences and designations of the Series B Preferred Stock.

         "STOCK OPTION PLAN" means, collectively, (a) the Corporation's 1999 Employee Stock Option Plan approved by the Board of Directors in February of 1999 and ratified by the Board of Directors on April 16, 2002, as amended or otherwise modified from time to time upon the approval of the Board of Directors, (b) the Corporation's 2002 Stock Option Plan approved by the Board of Directors on April 16, 2002, as amended or otherwise modified from time to time upon the approval of the Board of Directors, and (c) the Corporation's 2000 Employee Stock Purchase Plan approved by the Board of Directors on May 25, 2000, as amended or otherwise modified from time to time upon the approval of the Board of Directors.

         "WARRANTS" means, collectively, (a) the Warrant dated as of March __, 2003 to purchase 1,333,333 shares of Series B-1 Preferred Stock, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated or otherwise modified from time to time, and (b) the Warrant dated as of March __, 2003 to purchase 200,000 shares of Series B-1 Preferred Stock, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated or otherwise modified from time to time.

         8. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of this Statement of Designation without Series A Preferred Stock Approval. No change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained prior Series A Preferred Stock Approval.

         9. Notices. Except as otherwise expressly provided, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been delivered when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any shareholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder).

                                   EXHIBIT B
                                   ---------

                              AMENDED AND RESTATED
                        STATEMENT OF DESIGNATION RELATING
                     TO SERIES B CONVERTIBLE PREFERRED STOCK
                       WITH A PAR VALUE OF $0.01 PER SHARE

                        ________________________________

                         Pursuant to Section 2.13 of the
                         Texas Business Corporation Act
                        ________________________________

         EpicEdge, Inc., a Texas corporation (the "CORPORATION"), hereby certifies that pursuant to the authority contained in Article Four of the Corporation's Articles of Incorporation, as amended, and in accordance with the provisions of Section 2.13 of the Texas Business Corporation Act (the "TBCA"), the following resolution was adopted by the Board of Directors of the Corporation, by the unanimous written consent of directors pursuant to Section 9.10(B) of the TBCA, creating a series of its Preferred Stock designated as "Series B Convertible Preferred Stock":

         RESOLVED, that there is hereby created and the Corporation be, and it hereby is, authorized to issue Ten Million (10,000,000) shares of its Preferred Stock designated as "Series B Convertible Preferred Stock" (the "SERIES B PREFERRED STOCK") to have the powers, preferences and rights and the qualifications, limitations or restrictions thereof hereinafter set forth in this resolution:

         1. Liquidation.

                  a. General. Upon the occurrence of a Liquidity Event, each holder of the Series B Preferred Stock will be entitled to receive, after any required distribution or payment is made on any Senior Securities but before any distribution or payment is made upon any Junior Securities and at the same time as payment of the Series A Liquidation Preference (as defined in the Series A Statement) is made, a Series B Special Liquidation Payment as defined in Paragraph 7.

                  b. Special Liquidation Payment.

                           (1) If a Liquidity Event is to occur, the Corporation will notify each holder of Series B Preferred Stock in writing of such pending Liquidity Event not less than twenty (20) days prior to the consummation thereof. Such notice will describe the material terms and conditions of the Liquidity Event (including, but not limited to, the amount and nature of the total consideration to be paid in connection therewith) and the provisions of this Subparagraph 1.b(l). The Corporation will thereafter give each holder prompt notice of any material changes in such terms and conditions. Upon the consummation of a Liquidity Event, the holders of Series B Preferred Stock shall be entitled to either (a)(i) the Series B Special Liquidation Payment, and
         (ii) participate with
         the holders of the Common Stock and the Series A Preferred Stock (to the extent the holders of the Series A Preferred Stock elect to participate with the holders of the Common Stock) in the proceeds of the Liquidity Event on an as-converted basis (applying the Participating Conversion Price); or (b) participate with the holders of the Common Stock and the Series A Preferred Stock (to the extent the holders of the Series A Preferred Stock elect to participate with the holders of the Common Stock) in the proceeds of the Liquidity Event on an as-converted basis (applying the Non-Participating Conversion Price).

                           (2) Insufficient Assets. If, upon any Liquidity Event of the Corporation, the Corporation's assets available for distribution to its shareholders, after the Corporation has fully paid to the holders of the Senior Securities the distributions and payments to which the holders of the Senior Securities are entitled to upon a Liquidity Event, are insufficient to permit payment to all holders of the Series B Preferred Stock of the Series B Special Liquidation Payment and to all holders of the Series A Preferred Stock of the Series A Special Liquidation Payment, then the remaining assets available for distribution will be distributed among the holders of the Series B Preferred Stock and the Series A Preferred Stock pro rata.

         2. Voting Rights.

                  a. General. Except as otherwise required by law, the holders of Series B Preferred Stock will be entitled to vote with the holders of the Common Stock as a single class (except to the extent that voting as a separate class or series is provided by law) on each matter submitted to a vote of the Corporation's shareholders, with each share of Series B Preferred Stock having a number of votes equal to the number of votes possessed by the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible as of the record date for the determination of shareholders entitled to vote on such matter.

                  b. Vote to Change Rights, Preferences and Powers of Series B Preferred Stock. So long as any shares of Series B Preferred Stock are outstanding, Series B Preferred Stock Approval shall be required for any of the following:

                           (1) altering or changing the rights, preferences or privileges of the Series B Preferred Stock;

                           (2) increasing or decreasing, other than by redemption or conversion, the authorized number of shares of Series B Preferred Stock; and

                           (3) creating a new class of shares of the Corporation having rights, preferences or privileges equivalent or senior to the Series B Preferred Stock, other than the Series A Preferred Stock.

         3. Conversion.

                  a.       Conversion Procedure.

                           (1) At any time and from time to time, any holder of shares of Series B Preferred Stock may convert all or any portion of such shares (including any fraction of a share) into the number of shares of Common Stock computed by dividing the product derived by multiplying the number of shares of Series B Preferred Stock to be converted times the Original Purchase Price, by the Conversion Price determined pursuant to Paragraph 3.b.

                           (2) Each conversion of Series B Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series B Preferred Stock as provided hereunder will cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                           (3) As soon as possible after a conversion has been effected and in no event later than ten (10) business days thereafter, the Corporation will deliver to the converting holder:

                                    (a) a certificate or certificates
                  representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified,

                                    (b) the amount payable under Subparagraph
                  3.a(6) below with respect to such conversion; and

                                    (c) a certificate representing any shares of
                  Series B Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                           (4) The issuance of certificates for shares of Common Stock upon conversion of Series B Preferred Stock will be made without charge to the holders of such Series B Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of any share of Series B Preferred Stock, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issued as a result of such conversion is validly issued, fully paid and nonassessable.

                           (5) The Corporation will not close its books against the transfer of Series B Preferred Stock or of Common Stock issued or issuable upon conversion of

         Series B Preferred Stock in any manner which interferes with the timely conversion of Series B Preferred Stock.

                           (6) If any fractional interest in a share of Common Stock would, except for the provisions of this Subparagraph 3.a(6), be deliverable upon any conversion of the Series B Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Fair Market Value of such fractional interest as of the date of conversion.

                  b. Conversion Price.

                           (1) In order to prevent dilution of the conversion rights granted under this subdivision, the Conversion Price will be subject to adjustment from time to time pursuant to this Paragraph 3.b.

                           (2) If the Corporation issues or sells, or in accordance with Paragraph 3.c is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then forthwith upon such issuance or sale the Conversion Price will be reduced to the conversion price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issuance or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issuance or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock issued or deemed to have been issued in such sale pursuant to this Paragraph 3. Notwithstanding anything contained herein to the contrary, if the Corporation issues or sells, or in accordance with Paragraph 3.c is deemed to have issued or sold, any shares of Common Stock without consideration, the lowest net price per share shall equal one cent ($0.01).

                  c. Effect on Conversion Prices of Certain Events.

                           (1) For purposes of determining the adjusted
         Conversion Prices under Paragraph 3.b, the following will be applicable:

                                    (a) Issuance of Rights or Options. If the
                  Corporation grants, issues or sells Options to acquire Common Stock or Convertible Securities and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of any Convertible Securities issuable upon the exercise of such Options is less than the Conversion Price in effect immediately prior to the time of the granting, issuance or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting of such Options for such price per share.

                  For purposes of this paragraph, the "PRICE PER SHARE FOR WHICH COMMON STOCK IS ISSUABLE" shall be determined by dividing (A) the sum of (i) the amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus (ii) the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus (iii) in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                    (b) Issuance of Convertible Securities. If
                  the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "PRICE PER SHARE FOR WHICH COMMON STOCK IS ISSUABLE" shall be determined by dividing (A) the sum of (i) the amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus (ii) the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Paragraph 3, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                                    (c) Change in Option Price or Conversion
                  Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold;

                  provided that if such adjustment of the Conversion Price would result in an increase in the Conversion Price then in effect, such adjustment shall not be effective until thirty (30) days after written notice thereof has been given to all holders of the Series B Preferred Stock.

                           (2) For purposes of determining the adjusted
         Conversion Price under Subparagraph 3.b, the following will be applicable:

                                    (a) Treatment of Expired Options and
                  Unexercised Convertible Securities. Upon the expiration of any Options or the termination of any right to convert or exchange any Convertible Securities without the exercise of any such Options or right, the Conversion Price then in effect hereunder will be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                                    (b) Calculation of Consideration Received.
                  If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the Fair Market Value of such consideration. If any Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.

                                    (c) Integrated Transactions. In case any
                  Options are issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01 each.

                                    (d) Treasury Shares. The number of shares of
                  Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                                    (e) Record Date. If the Corporation takes a
                  record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
                  (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (3) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                           (4) Certain Events. If any event occurs of the type contemplated by the provisions of this Paragraph 3 but not expressly provided for by such provisions, then the Board of Directors will make an appropriate adjustment in each case to the Conversion Price so as to protect the rights of the holders of the Series B Preferred Stock; provided, however, that, no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Paragraph 3 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock.

                           (5) No Adjustments. No adjustments to the Conversion Price shall be made for:

                                    (a) the issuance of shares of Common Stock
                  into which the Preferred Stock is convertible; and

                                    (b) the issuance of Excluded Securities.

                  d. Notices.

                           (1) Immediately upon any adjustment of the Conversion Price of the Series B Preferred Stock, the Corporation will give written notice thereof to all holders of the Series B Preferred Stock.

                           (2) The Corporation will give written notice to all holders of Series B Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record
         (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Liquidity Event.

                  e. Mandatory Conversion. In the event that the holders of at least two-thirds (2/3rd) of the outstanding Series B Preferred Stock consents to the conversion of the Series B Preferred Stock to Common Stock, all of the outstanding Series B Preferred Stock shall be converted to Common Stock at the Conversion Price in effect at that time. Any such mandatory conversion shall only be effected upon thirty (30) days prior written notice of such mandatory conversion delivered to all holders of Series B Preferred Stock.

         4. Purchase Rights. If at any time the Corporation distributes, grants or sells Purchase Rights, then each holder of Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Series B Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the distribution, issue or sale of such Purchase Rights.

         5. Registration of Transfer. The Corporation will keep at its principal office a register for the registration of the Series B Preferred Stock. Upon the surrender of any certificate representing Series B Preferred Stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series B Preferred Stock represented by the surrendered certificate and the Corporation will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series B Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

         6. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series B Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         7. Definitions.

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

         "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus (i) the number of shares of Common Stock deemed to be outstanding pursuant to Subparagraphs 3.c(l) and 3.c(2) hereof (whether or not the Options or Convertible Securities are actually exercisable at such time) and (ii) securities convertible into or exchangeable for Common Stock.

         "CONVERSION PRICE" means, with respect to each holder of Series B Preferred Stock, (a) the Participating Conversion Price in the event such holder elects to exercise its rights pursuant to Paragraph 1.b(1)(a), or (b) in all other cases, the Non-Participating Conversion Price. The Participating Conversion Price and Non-Participating Conversion Price shall be subject to adjustment pursuant to Subparagraphs 3.b and 3.c.

         "CONVERTIBLE SECURITIES" means securities convertible into or exchangeable for Common Stock.

         "EFFECTIVE DATE" means the date that this Statement of Designation is filed with the Texas Secretary of State.

         "EXCLUDED SECURITIES" means (i) the shares of Common Stock issued upon exercise of the stock options that are granted under the Stock Option Plan, (ii) any securities used as consideration in connection with any mergers with (where the Corporation is the surviving corporation) or acquisitions by the Corporation of any unaffiliated entities approved by the Corporation's Board of Directors,
(iii) any securities issued or issuable upon exercise of Convertible Securities issued and outstanding on the date of the Investment Agreement; provided, that a description of such Convertible Securities is listed on the Disclosure Schedule attached to the Investment Agreement, and (iv) any securities issued or issuable upon exercise or conversion of the Note, the Warrants and the Convertible Securities issued or issuable thereunder.

         "FAIR MARKET VALUE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 20 days consisting of the day as of which Fair Market Value is being determined and the 19 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value thereof determined jointly by the Corporation and by Series B Preferred Stock Approval without discount for minority interests. If such parties are unable to reach agreement within twenty (20) days, such fair value (without discount for minority interests) will be determined by an independent "Big Four" accounting firm selected by Series B Preferred Stock Approval and approved by the Board of Directors, which approval shall not be unreasonably withheld. The expenses of any such valuation shall be borne by the Corporation.

         "INVESTMENT AGREEMENT" means that certain Note and Preferred Stock Purchase Agreement dated as of April 16, 2002, by and among the Company and the parties named therein, as may be amended, restated or otherwise modified from time to time.

         "JUNIOR SECURITIES" means any of the Corporation's equity securities including, without limitation, the Common Stock, other than the Series A Preferred Stock, the Series B Preferred Stock and the Senior Securities.

         "LIQUIDATION VALUE" means, as to each share of Series B Preferred Stock, the Original Purchase Price, subject to adjustment in the event of any stock dividends, stock splits, combinations, subdivision or split-ups.

         "LIQUIDITY EVENT" means (a) a sale or transfer of more than fifty percent (50%) of the assets of the Corporation in any transaction or series of related transactions (other than sales in the ordinary course of business), (b) any merger, consolidation or reorganization to which the Corporation is a party, except for a merger, consolidation or reorganization in which the Corporation is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of the Corporation's outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own, immediately following the merger, consolidation or reorganization, capital stock holding a majority of the voting power of the surviving corporation, (c) any sale or series of sales of shares of the Corporation's capital stock by the holders thereof which results in any Person or group of affiliated Persons (other than the owners of the Corporation's capital stock as of the Effective Date) owning capital stock holding a majority of the voting power of the Corporation or (d) any liquidation, dissolution or winding up of the Corporation.

         "NON-PARTICIPATING CONVERSION PRICE" initially means $0.25, as subsequently adjusted pursuant to Paragraph 3.b.

         "NOTE" means that certain Substitute Convertible Secured Promissory Note dated as of March __, 2003 in the principal amount of $2,000,000, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated, substituted or otherwise modified from time to time.

         "OPTIONS" means any grant, issue or sale by the Corporation of any right or option to subscribe for or to purchase Common Stock or any Convertible Securities.

         "ORIGINAL PURCHASE PRICE" means, as to each share of Series B Preferred Stock, $0.75 per share.

         "PARTICIPATING CONVERSION PRICE" initially means $0.75, as subsequently adjusted pursuant to Paragraph 3.b.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

         "PREFERRED STOCK" means, collectively, the Series B Preferred Stock, the Series A Preferred Stock and the Senior Securities.

         "PREFERRED STOCK APPROVAL" means the consent of the holders of majority of the issued and outstanding Preferred Stock.

         "PURCHASE RIGHTS" means any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property which are distributed, granted or sold to all record holders of any class of Common Stock.

         "SENIOR SECURITIES" means the Corporation's Series B-1 Convertible Preferred Stock, par value $0.01 per share.

         "SERIES A PREFERRED STOCK" means the Series A Convertible Preferred Stock, par value $0.01 per share, of the Corporation.

         "SERIES A STATEMENT" shall mean the statement or resolutions forming a part of the Corporation's Articles of Incorporation, containing the rights, preferences and designations of the Series A Preferred Stock.

         "SERIES B PREFERRED STOCK APPROVAL" means an affirmative vote, at a meeting or by written consent of the holders of at least fifty-one percent (51%) of the outstanding Series B Preferred Stock.

         "SERIES B SPECIAL LIQUIDATION PAYMENT" means either (a) to the extent a Liquidity Event occurs within twenty-four (24) months of the date of the Investment Agreement, two and three-quarters (2.75) times the Liquidation Value per share of Series B Preferred Stock, or (b) to the extent a Liquidity Event has not occurred within twenty-four (24) months of the date of the Investment Agreement, three (3) times the Liquidation Value per share of Series B Preferred Stock.

         "STOCK OPTION PLAN" means, collectively, (a) the Corporation's 1999 Employee Stock Option Plan approved by the Board of Directors in February of 1999 and ratified by the Board of Directors on April 16, 2002, as amended or otherwise modified from time to time upon the approval of the Board of Directors, (b) the Corporation's 2002 Stock Option Plan approved by the Board of Directors on April 16, 2002, as amended or otherwise modified from time to time upon the approval of the Board of Directors, and (c) the Corporation's 2000 Employee Stock Purchase Plan approved by the Board of Directors on May 25, 2000, as amended or otherwise modified from time to time upon the approval of the Board of Directors.

         "WARRANTS" means, collectively, (a) the Warrant dated as of March __, 2003 to purchase 1,333,333 shares of Series B-1 Preferred Stock, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated or otherwise modified from time to time, and (b) the Warrant dated as of March __, 2003 to purchase 200,000 shares of Series B-1 Preferred Stock, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated or otherwise modified from time to time.

         8. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of this Statement of Designation without Series B Preferred Stock Approval. No change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained prior Series B Preferred Stock Approval.

         9. Notices. Except as otherwise expressly provided, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been delivered when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any shareholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder).

                                   EXHIBIT C
                                   ---------


                        STATEMENT OF DESIGNATION RELATING
                    TO SERIES B-1 CONVERTIBLE PREFERRED STOCK
                       WITH A PAR VALUE OF $0.01 PER SHARE

                        ________________________________

                         Pursuant to Section 2.13 of the
                         Texas Business Corporation Act
                        ________________________________


         EpicEdge, Inc., a Texas corporation (the "CORPORATION"), hereby certifies that pursuant to the authority contained in Article Four of the Corporation's Articles of Incorporation, as amended, and in accordance with the provisions of Section 2.13 of the Texas Business Corporation Act (the "TBCA"), the following resolution was adopted by the Board of Directors of the Corporation, by the unanimous written consent of directors pursuant to Section 9.10(B) of the TBCA, creating a series of its Preferred Stock designated as "Series B-1 Convertible Preferred Stock":

         RESOLVED, that there is hereby created and the Corporation be, and it hereby is, authorized to issue Five Million (5,000,000) shares of its Preferred Stock designated as "Series B-1 Convertible Preferred Stock" (the "SERIES B-1 PREFERRED STOCK") to have the powers, preferences and rights and the qualifications, limitations or restrictions thereof hereinafter set forth in this resolution:

         1. Liquidation.

                  a. General. Upon the occurrence of a Liquidity Event, each holder of the Series B-1 Preferred Stock will be entitled to receive, before any distribution or payment is made upon any Junior Securities, a Series B-1 Special Liquidation Payment as defined in Paragraph 7.

                  b. Special Liquidation Payment.

                           (1) If a Liquidity Event is to occur, the Corporation will notify each holder of Series B-1 Preferred Stock in writing of such pending Liquidity Event not less than twenty (20) days prior to the consummation thereof. Such notice will describe the material terms and conditions of the Liquidity Event (including, but not limited to, the amount and nature of the total consideration to be paid in connection therewith) and the provisions of this Subparagraph 1.b(l). The Corporation will thereafter give each holder prompt notice of any material changes in such terms and conditions. Upon the consummation of a Liquidity Event, the holders of Series B-1 Preferred Stock shall be entitled to either (a)(i) the Series B-1 Special Liquidation Payment, and (ii) participate with the holders of the Common Stock, the Series B Preferred Stock (to the extent the holders of the Series B Preferred Stock elect to participate with the holders of the Common Stock) and the Series A Preferred Stock (to the extent the holders of the Series A Preferred Stock elect to participate with the holders of the Common Stock) in the proceeds of the Liquidity Event on an as-converted basis (applying the Participating Conversion Price); or (b) participate with the holders of the Common Stock, the Series B Preferred Stock (to the extent the holders of the Series B Preferred Stock elect to participate with the holders of the Common Stock) and the Series A Preferred Stock (to the extent the holders of the Series A Preferred Stock elect to participate with the holders of the Common Stock) in the proceeds of the Liquidity Event on an as-converted basis (applying the Non-Participating Conversion Price).

                           (2) Insufficient Assets. If, upon any Liquidity Event of the Corporation, the Corporation's assets available for distribution to its shareholders are insufficient to permit payment to all holders of the Series B-1 Preferred Stock of the Series B-1 Special Liquidation Payment, then the entire assets available for distribution will be distributed among the holders of the Series B-1 Preferred Stock pro rata.

         2. Voting Rights.

                  a. General. Except as otherwise required by law, the holders of Series B-1 Preferred Stock will be entitled to vote with the holders of the Common Stock as a single class (except to the extent that voting as a separate class or series is provided by law) on each matter submitted to a vote of the Corporation's shareholders, with each share of Series B-1 Preferred Stock having a number of votes equal to the number of votes possessed by the number of shares of Common Stock into which such share of Series B-1 Preferred Stock is convertible as of the record date for the determination of shareholders entitled to vote on such matter.

                  b. Vote to Change Rights, Preferences and Powers of Series B-1 Preferred Stock. Series B-1 Preferred Stock Approval shall be required for any of the following:

                           (1) altering or changing the rights, preferences or privileges of the Series B-1 Preferred Stock;

                           (2) increasing or decreasing, other than by redemption or conversion, the authorized number of shares of Series B-1 Preferred Stock; and

                           (3) creating a new class of shares of the Corporation having rights, preferences or privileges equivalent or senior to the Series B-1 Preferred Stock.

         3. Conversion.

                  a.       Conversion Procedure.

                           (1) At any time and from time to time, any holder of shares of Series B-1 Preferred Stock may convert all or any portion of such shares (including any fraction of a share) into the number of shares of Common Stock computed by dividing the product derived by multiplying the number of shares of Series B-1 Preferred Stock to be converted times the Original Purchase Price, by the Conversion Price determined pursuant to Paragraph 3.b.

                           (2) Each conversion of Series B-1 Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B-1 Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series B-1 Preferred Stock as provided hereunder will cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                           (3) As soon as possible after a conversion has been effected and in no event later than ten (10) business days thereafter, the Corporation will deliver to the converting holder:

                                    (a) a certificate or certificates
                  representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified,

                                    (b) the amount payable under Subparagraph
                  3.a(6) below with respect to such conversion; and

                                    (c) a certificate representing any shares of
                  Series B-1 Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                           (4) The issuance of certificates for shares of Common Stock upon conversion of Series B-1 Preferred Stock will be made without charge to the holders of such Series B-1 Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of any share of Series B-1 Preferred Stock, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issued as a result of such conversion is validly issued, fully paid and nonassessable.

                           (5) The Corporation will not close its books against the transfer of Series B-1 Preferred Stock or of Common Stock issued or issuable upon conversion of Series B-1 Preferred Stock in any manner which interferes with the timely conversion of Series B-1 Preferred Stock.

                           (6) If any fractional interest in a share of Common Stock would, except for the provisions of this Subparagraph 3.a(6), be deliverable upon any conversion of the Series B-1 Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Fair Market Value of such fractional interest as of the date of conversion.

                  b. Conversion Price.

                           (1) In order to prevent dilution of the conversion rights granted under this subdivision, the Conversion Price will be subject to adjustment from time to time pursuant to this Paragraph 3.b.

                           (2) If the Corporation issues or sells, or in accordance with Paragraph 3.c is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then forthwith upon such issuance or sale the Conversion Price will be reduced to the conversion price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issuance or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issuance or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock issued or deemed to have been issued in such sale pursuant to this Paragraph 3. Notwithstanding anything contained herein to the contrary, if the Corporation issues or sells, or in accordance with Paragraph 3.c is deemed to have issued or sold, any shares of Common Stock without consideration, the lowest net price per share shall equal one cent ($0.01).

                  c. Effect on Conversion Prices of Certain Events.

                           (1) For purposes of determining the adjusted
         Conversion Prices under Paragraph 3.b, the following will be applicable:

                                    (a) Issuance of Rights or Options. If the
                  Corporation grants, issues or sells Options to acquire Common Stock or Convertible Securities and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of any Convertible Securities issuable upon the exercise of such Options is less than the Conversion Price in effect immediately prior to the time of the granting, issuance or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "PRICE PER SHARE FOR WHICH COMMON STOCK IS ISSUABLE" shall be determined by dividing (A) the sum of (i) the amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus (ii) the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus (iii) in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                    (b) Issuance of Convertible Securities. If
                  the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "PRICE PER SHARE FOR WHICH COMMON STOCK IS ISSUABLE" shall be determined by dividing (A) the sum of (i) the amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus (ii) the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Paragraph 3, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                                    (c) Change in Option Price or Conversion
                  Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment of the Conversion Price would result in an increase in the Conversion Price then in effect, such adjustment shall not be effective until thirty (30) days after written notice thereof has been given to all holders of the Series B-1 Preferred Stock.

                           (2) For purposes of determining the adjusted
         Conversion Price under Subparagraph 3.b, the following will be applicable:

                                    (a) Treatment of Expired Options and
                  Unexercised Convertible Securities. Upon the expiration of any Options or the termination of any right to convert or exchange any Convertible Securities without the exercise of any such Options or right, the Conversion Price then in effect hereunder will be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                                    (b) Calculation of Consideration Received.
                  If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the Fair Market Value of such consideration. If any Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.

                                    (c) Integrated Transactions. In case any
                  Options are issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01 each.

                                    (d) Treasury Shares. The number of shares of
                  Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                                    (e) Record Date. If the Corporation takes a
                  record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
                  (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (3) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                           (4) Certain Events. If any event occurs of the type contemplated by the provisions of this Paragraph 3 but not expressly provided for by such provisions, then the Board of Directors will make an appropriate adjustment in each case to the Conversion Price so as to protect the rights of the holders of the Series B-1 Preferred Stock; provided, however, that, no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Paragraph 3 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series B-1 Preferred Stock.

                           (5) No Adjustments. No adjustments to the Conversion Price shall be made for:

                                    (a) he issuance of shares of Common Stock
                  into which the Preferred Stock is convertible; and

                                    (b) the issuance of Excluded Securities.

                  d. Notices.

                           (1) Immediately upon any adjustment of the Conversion Price of the Series B-1 Preferred Stock, the Corporation will give written notice thereof to all holders of the Series B-1 Preferred Stock.

                           (2) The Corporation will give written notice to all holders of Series B-1 Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record
         (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Liquidity Event.

                  e. Mandatory Conversion. In the event that the holders of at least two-thirds (2/3rd) of the outstanding Series B-1 Preferred Stock consents to the conversion of the Series B-1 Preferred Stock to Common Stock, all of the outstanding Series B-1 Preferred Stock shall be converted to Common Stock at the Conversion Price in effect at that time. Any such mandatory conversion shall only be effected upon thirty (30) days prior written notice of such mandatory conversion delivered to all holders of Series B-1 Preferred Stock.

         4. Purchase Rights. If at any time the Corporation distributes, grants or sells Purchase Rights, then each holder of Series B-1 Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Series B-1 Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the distribution, issue or sale of such Purchase Rights.

         5. Registration of Transfer. The Corporation will keep at its principal office a register for the registration of the Series B-1 Preferred Stock. Upon the surrender of any certificate representing Series B-1 Preferred Stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series B-1 Preferred Stock represented by the surrendered certificate and the Corporation will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series B-1 Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

         6. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B-1 Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series B-1 Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         7. Definitions.

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

         "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus (i) the number of shares of Common Stock deemed to be outstanding pursuant to Subparagraphs 3.c(l) and 3.c(2) hereof (whether or not the Options or Convertible Securities are actually exercisable at such time) and (ii) securities convertible into or exchangeable for Common Stock.

         "CONVERSION PRICE" means, with respect to each holder of Series B-1 Preferred Stock, (a) the Participating Conversion Price in the event such holder elects to exercise its rights pursuant to Paragraph 1.b(1)(a), or (b) in all other cases, the Non-Participating Conversion Price. The Participating Conversion Price and Non-Participating Conversion Price shall be subject to adjustment pursuant to Subparagraphs 3.b and 3.c.

         "CONVERTIBLE SECURITIES" means securities convertible into or exchangeable for Common Stock.

         "EFFECTIVE DATE" means the date that this Statement of Designation is filed with the Texas Secretary of State.

         "EXCLUDED SECURITIES" means (i) the shares of Common Stock issued upon exercise of the stock options that are granted under the Stock Option Plan, (ii) any securities used as consideration in connection with any mergers with (where the Corporation is the surviving corporation) or acquisitions by the Corporation of any unaffiliated entities approved by the Corporation's Board of Directors,
(iii) any securities issued or issuable upon exercise of Convertible Securities issued and outstanding on the date of the Investment Agreement; provided, that a description of such Convertible Securities is listed on the Disclosure Schedule attached to the Investment Agreement, and (iv) any securities issued or issuable upon exercise or conversion of the Note, the Warrants and the Convertible Securities issued or issuable thereunder.

         "FAIR MARKET VALUE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 20 days consisting of the day as of which Fair Market Value is being determined and the 19 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value thereof determined jointly by the Corporation and by Series B-1 Preferred Stock Approval without discount for minority interests. If such parties are unable to reach agreement within twenty (20) days, such fair value (without discount for minority interests) will be determined by an independent "Big Four" accounting firm selected by Series B-1 Preferred Stock Approval and approved by the Board of Directors, which approval shall not be unreasonably withheld. The expenses of any such valuation shall be borne by the Corporation.

         "INVESTMENT AGREEMENT" means that certain Note and Preferred Stock Purchase Agreement dated as of April 16, 2002, by and among the Company and the parties named therein, as may be amended, restated or otherwise modified from time to time.

         "JUNIOR SECURITIES" means any of the Corporation's equity securities including, without limitation, the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, other than the Series B-1 Preferred Stock.

         "LIQUIDATION VALUE" means, as to each share of Series B-1 Preferred Stock, the Original Purchase Price, subject to adjustment in the event of any stock dividends, stock splits, combinations, subdivision or split-ups.

         "LIQUIDITY EVENT" means (a) a sale or transfer of more than fifty percent (50%) of the assets of the Corporation in any transaction or series of related transactions (other than sales in the ordinary course of business), (b) any merger, consolidation or reorganization to which the Corporation is a party, except for a merger, consolidation or reorganization in which the Corporation is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of the Corporation's outstanding capital stock
(on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own, immediately following the merger, consolidation or reorganization, capital stock holding a majority of the voting power of the surviving corporation, (c) any sale or series of sales of shares of the Corporation's capital stock by the holders thereof which results in any Person or group of affiliated Persons (other than the owners of the Corporation's capital stock as of the Effective Date) owning capital stock holding a majority of the voting power of the Corporation or (d) any liquidation, dissolution or winding up of the Corporation.

         "NON-PARTICIPATING CONVERSION PRICE" initially means $0.25, as subsequently adjusted pursuant to Paragraph 3.b.

         "NOTE" means that certain Substitute Convertible Secured Promissory Note dated as of March __, 2003 in the principal amount of $2,000,000, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated, substituted or otherwise modified from time to time.

         "OPTIONS" means any grant, issue or sale by the Corporation of any right or option to subscribe for or to purchase Common Stock or any Convertible Securities.

         "ORIGINAL PURCHASE PRICE" means, as to each share of Series B-1 Preferred Stock, $0.75 per share.

         "PARTICIPATING CONVERSION PRICE" initially means $0.75, as subsequently adjusted pursuant to Paragraph 3.b.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

         "PREFERRED STOCK" means, collectively, the Series B-1 Preferred Stock, the Series A Preferred Stock and the Series B Preferred Stock.

         "PURCHASE RIGHTS" means any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property which are distributed, granted or sold to all record holders of any class of Common Stock.

         "SERIES A PREFERRED STOCK" means the Series A Convertible Preferred Stock, par value $0.01 per share, of the Corporation.

         "SERIES B PREFERRED STOCK" means the Series B Convertible Preferred Stock, par value $0.01 per share, of the Corporation.

         "SERIES B-1 PREFERRED STOCK APPROVAL" means an affirmative vote, at a meeting or by written consent, of (a) if the Note has been converted into shares of Series B-1 Preferred Stock or the Warrants have been exercised for shares of Series B-1 Preferred Stock, the holders of at least fifty-one percent (51%) of the outstanding Series B-1 Preferred Stock, or (b) if the Note and the Warrants are still outstanding, the holders of the Note and the Warrants.

         "SERIES B-1 SPECIAL LIQUIDATION PAYMENT" means three and one-half (3.50) times the Liquidation Value per share of Series B-1 Preferred Stock.

         "STOCK OPTION PLAN" means, collectively, (a) the Corporation's 1999 Employee Stock Option Plan approved by the Board of Directors in February of 1999 and ratified by the Board of Directors on April 16, 2002, as amended or otherwise modified from time to time upon the approval of the Board of Directors, (b) the Corporation's 2002 Stock Option Plan approved by the Board of Directors on April 16, 2002, as amended or otherwise modified from time to time upon the approval of the Board of Directors, and (c) the Corporation's 2000 Employee Stock Purchase Plan approved by the Board of Directors on May 25, 2000, as amended or otherwise modified from time to time upon the approval of the Board of Directors.

         "WARRANTS" means, collectively, (a) the Warrant dated as of March __, 2003 to purchase 1,333,333 shares of Series B-1 Preferred Stock, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated or otherwise modified from time to time, and (b) the Warrant dated as of March __, 2003 to purchase 200,000 shares of Series B-1 Preferred Stock, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated or otherwise modified from time to time.

         8. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of this Statement of Designation without Series B-1 Preferred Stock Approval. No change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained prior Series B-1 Preferred Stock Approval.

         9. Notices. Except as otherwise expressly provided, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been delivered when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any shareholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder).

                                   EXHIBIT B

                                FORM OF WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON ITS EXERCISE MAY BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EPICEDGE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                                     WARRANT

                    TO PURCHASE SERIES B-1 PREFERRED STOCK OF

                                 EPICEDGE, INC.

         THIS WARRANT IS TO CERTIFY THAT Edgewater Private Equity Fund III, L.P. ("Purchaser"), is entitled to purchase from EpicEdge, Inc., a Texas corporation (the "Company"), the number of shares of the Company's Series B-1 Convertible Preferred Stock, par value $.01 per share ("Preferred Stock"), as shall be determined in accordance with the provisions of Section 2 at a price per share of $0.01, as adjusted from time to time pursuant to Section 4 (the "Exercise Price"). This Warrant has been issued to Purchaser in partial consideration of certain loans and other financial accommodations made by Purchaser to the Company.

         Section 1. Certain Definitions. As used in this Warrant, unless the context otherwise requires:

         "Registration Rights Agreements" shall mean that certain Registration Rights Agreement dated as of February 18, 2000, and that certain Registration Rights Agreement dated as of September 29, 2000, each as among the Company and the parties identified therein, as each such agreement may be amended, modified or restated from time to time.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Warrant" shall mean this Warrant and all additional or new warrants issued upon division or combination of, or in substitution for, this Warrant. All such additional or new warrants shall at all times be identical as to terms, conditions and date, except as to the number of shares of Warrant Stock for which they may be exercised.

         "Warrantholder" shall mean Purchaser, as the initial holder of this Warrant, and its nominees, successors or assigns, including any subsequent holder of this Warrant to whom it has been legally transferred.

         "Warrant Stock" shall mean the shares of the Company's Preferred Stock purchasable by the holder of this Warrant upon the exercise of such Warrant, as determined in accordance with Section 2.

         Section 2. Warrant Stock. This Warrant shall be exercisable for ________________ (_____________) shares of Preferred Stock.

         Section 3. Exercise of Warrant.

                  (a) Prior to April ___, 2012 (the Expiration Date"), Purchaser may at any time and from time to time exercise this Warrant, in whole or in part.

                           (i) The Warrantholder shall exercise this Warrant by
                  means of delivering to the Company at its principal place of business the following: (A) a written notice of exercise, including the number of shares of Warrant Stock to be delivered pursuant to such exercise, pursuant to a subscription form substantially in the form of Exhibit A attached hereto and made a part hereof ("Subscription Form"),
                  (B) this Warrant and (C) payment equal to the Exercise Price in accordance with Section 3(a)(ii). In the event that any exercise shall not be for all shares of Warrant Stock purchasable hereunder, a new Warrant registered in the name of the Warrantholder, of like tenor to this Warrant and for the remaining shares of Warrant Stock purchasable hereunder, shall be delivered to the Warrantholder within five (5) days of any such exercise.

                           (ii) The Warrantholder may elect to pay the Exercise
                  Price to the Company either (A) by cash, certified check or wire transfer, (B) by converting the Warrant into Warrant Stock ("Warrant Conversion"), or (C) any combination of the foregoing, and specifying such election(s) in the Subscription Form. If the Warrantholder elects to pay the Exercise Price through Warrant Conversion, upon the exercise hereof the Warrantholder shall specify in the Subscription Form that the Company is authorized to withhold from issuance a number of shares of Warrant Stock which, when multiplied by the fair market value per share of the Warrant Stock on the date of exercise, is equal to the aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

                  (b) Upon exercise of this Warrant and delivery of the Subscription Form with proper payment relating thereto, the Company shall cause to be executed and delivered to the Warrantholder a certificate or certificates representing the aggregate number of fully paid and nonassessable shares of Warrant Stock issuable upon such exercise.

                  (c) The stock certificate or certificates for Warrant Stock to be delivered in accordance with this Section 3 shall be in such denominations as may be specified in said notice of exercise and shall be registered in the name of the Warrantholder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and the Warrantholder or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares of Warrant Stock, including to the extent permitted by law the right to vote such shares of Warrant Stock or to consent or to receive notice as a shareholder of the Company, as of the time said notice is delivered to the Company as aforesaid.

                  (d) The Company shall pay all expenses payable in connection with the preparation, issuance and delivery of stock certificates under this Section 3, including any transfer taxes resulting from the exercise of the Warrant and the issuance of Warrant Stock hereunder.

                  (e) All shares of Warrant Stock issuable upon the exercise of this Warrant in accordance with the terms hereof shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the Warrantholder.

                  (f) In no event shall any fractional share of Warrant Stock of the Company be issued upon any exercise of this Warrant. If, upon any exercise of this Warrant, the Warrantholder would, except as provided in this paragraph, be entitled to receive a fractional share of Warrant Stock, then the Company shall deliver in cash to such holder an amount equal to the fair market value of such fractional interest.

         Section 4. Adjustment of Exercise Price and Warrant Stock.

                  (a) If, at any time prior to the Expiration Date, the number of outstanding shares of Preferred Stock is (i) increased by a stock dividend payable in shares of Preferred Stock or by a subdivision or split-up of shares of Preferred Stock or (ii) decreased by a combination of shares of Preferred Stock, then, following the record date fixed for the determination of holders of Preferred Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Exercise Price shall be adjusted to a new amount equal to the product of (I) the Exercise Price in effect on such record date and (II) the quotient obtained by dividing (x) the number of shares of Preferred Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or
         (ii)), by (y) the number of shares of Preferred Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

                  (b) Upon each adjustment of the Exercise Price as provided in
         Section 4(a), the Warrantholder shall thereafter be entitled to subscribe for and purchase, at the Exercise Price resulting from such adjustment, the number of shares of Warrant Stock equal to the product of (i) the number of shares of Warrant Stock existing prior to such adjustment and (ii) the quotient obtained by dividing (I) the Exercise Price existing prior to such adjustment by (II) the new Exercise Price resulting from such adjustment.

         Section 5. Division and Combination. This Warrant may be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Warrantholder or its agent or attorney. The Company shall pay all expenses in connection with the preparation, issue and delivery of Warrants under this Section 5, including any transfer taxes resulting from the division or combination hereunder. The Company agrees to maintain at its aforesaid office books for the registration of the Warrants.

         Section 6. Reclassification, Etc. In case of any reclassification or change of the outstanding Preferred Stock of the Company (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Preferred Stock of the Company) at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall have the right prior to the Expiration Date to purchase, at a total price not to exceed that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of shares of Warrant Stock of the Company which might have been purchased by the Warrantholder immediately prior to such reclassification, reorganization, change, consolidation or merger, in any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder to the end that the provisions hereof (including provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof.

         Section 7. Reservation and Authorization of Capital Stock. The Company shall have reserved and made available for issuance such number of its authorized but unissued shares of Preferred Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

         Section 8. Stock and Warrant Books. The Company will not at any time, except upon dissolution, liquidation or winding up, close its stock books or Warrant books so as to result in preventing or delaying the exercise of any Warrant.

         Section 9. Limitation of Liability. No provisions hereof, in the absence of affirmative action by the Warrantholder to purchase Warrant Stock hereunder, shall give rise to any liability of the Warrantholder to pay the Exercise Price or as a shareholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

         Section 10. Registration Rights. The Warrant Stock issuable upon the exercise of this Warrant shall have registration rights and related obligations identical to those of the "Registrable Securities" as set forth in the Registration Rights Agreements, as may be amended, restated or modified from time to time, by and among the Company and the parties identified therein, and the parties hereto shall each execute such agreements, documents and instruments in connection therewith, and the Company shall take such action, as reasonably requested in order to fulfill the purposes of this Section 10.

         Section 11. Transfer. Subject to compliance with the Securities Act and the applicable rules and regulations promulgated thereunder, this Warrant and all rights hereunder shall be transferable in whole or in part. Any such transfer shall be made at the office or agency of the Company at which this Warrant is exercisable, by the registered holder hereof in person or by its duly authorized attorney, upon surrender of this Warrant together with the assignment hereof properly endorsed, and promptly thereafter a new warrant shall be issued and delivered by the Company, registered in the name of the assignee. Until registration of transfer hereof on the books of the Company, the Company may treat the Purchaser as the owner hereof for all purposes.

         Section 12. Investment Representations; Restrictions on Transfer of Warrant Stock. Unless a current registration statement under the Securities Act shall be in effect with respect to the Warrant Stock to be issued upon exercise of this Warrant, the Warrantholder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of Warrant Stock acquired upon exercise hereof, such Warrantholder will deliver to the Company a written statement that the securities acquired by the Warrantholder upon exercise hereof are for the account of the Warrantholder or are being held by the Warrantholder as trustee, investment manager, investment advisor or as any other fiduciary for the account of the beneficial owner or owners for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any portion thereof). Any shares of Warrant Stock or shares of Common Stock shall bear a legend substantially similar to the legend on the face of this Warrant.

         Section 13. Loss, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity and/or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Warrant Stock.

         Section 14. Amendments. The terms of this Warrant may be amended, and the observance of any term herein may be waived, but only with the written consent of the Company and the Warrantholder.

         Section 15. Notices Generally. Any notice, request, consent, other communication or delivery shall be made to the Warrantholder and/or the Company, as the case may be, at the addresses set forth in the records of the Company and the principal place of business of the Company, respectively.

         Section 16. Successors and Assigns. This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

         Section 17. Governing Law. In all respects, including all matters of construction, validity and performance, this Warrant and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such State.


                            [SIGNATURE PAGE FOLLOWS]

                             WARRANT SIGNATURE PAGE
                             ----------------------

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its President.

Dated:  April__, 2003


                                           EPICEDGE, INC.



                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                    EXHIBIT A
                                    ---------

                                SUBSCRIPTION FORM
                                -----------------

                 (to be executed only upon exercise of Warrant)

To:      ______________

         [CHOOSE ONE OR BOTH OF THE PARAGRAPHS, AS APPLICABLE]

         The undersigned, pursuant to the provisions set forth in the attached Warrant (No. __ ), hereby irrevocably elects to purchase __________ shares of the Warrant Stock covered by such Warrant and herewith makes payment of $__________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

         The undersigned, pursuant to the provisions set forth in the attached Warrant (No. __ ), hereby irrevocably elects to exercise the right of conversion represented by the attached Warrant for ____ shares of Warrant Stock, and as payment therefor hereby directs ____________ to withhold ____ shares of Warrant Stock that the undersigned would otherwise be entitled thereunder.


Dated: ___________________              Name:___________________________________

                                        Signature:______________________________

                                        Address:________________________________

                                    EXHIBIT C

                       AMENDMENT TO REGISTRATION AGREEMENT

                      AMENDMENT TO REGISTRATION AGREEMENT
                      -----------------------------------

         THIS AMENDMENT TO REGISTRATION AGREEMENT (this "Amendment") is made as of April 4, 2003, by and between EpicEdge, Inc., a Texas corporation (the "Company"), and Edgewater Private Equity Fund III, L.P., a Delaware limited partnership ("Edgewater").

         WHEREAS, pursuant to a Stock Purchase Agreement dated as of February 18, 2000, as the same may be amended, modified or restated from time to time (the "February Purchase Agreement"), by and among the Company, Edgewater and certain other parties named therein (collectively, the "February Investors"), the February Investors purchased shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock");

         WHEREAS, pursuant to a Stock Purchase Agreement dated as of September 29, 2000, as the same may be amended, modified or restated from time to time (the "September Purchase Agreement"), by and among the Company, Edgewater and certain other parties named therein (collectively, the "September Investors"), the September Investors purchased shares of Common Stock;

         WHEREAS, pursuant to a Substitute Convertible Secured Promissory Note of even date herewith in the principal amount of $2,000,000, as the same may be amended, modified or restated from time to time (the "Note"), by and among the Company and Edgewater, and subject to the terms and conditions contained therein, Edgewater may at its option convert the outstanding principal balance of the Note and the accrued but unpaid interest thereon into shares of Series B-1 Convertible Preferred Stock, $0.01 par value per share, of the Company (the "Series B-1 Preferred Stock");

         WHEREAS, pursuant to the terms of the Note, on the date hereof the Company will issue to Edgewater a Warrant to purchase 1,333,333 shares of Series B-1 Preferred Stock and a Warrant to purchase 200,000 shares of Series B-1 Preferred Stock (the "Warrants");

         WHEREAS, in order to induce the February Investors to enter into the February Purchase Agreement, the Company agreed to provide certain registration rights to such February Investors pursuant to that certain Registration Rights Agreement dated as of February 18, 2000 (as the same may be amended, restated or otherwise modified from time to time, the "February Registration Agreement"), by and among the Company and the February Investors;

         WHEREAS, in order to induce the September Investors to enter into the September Purchase Agreement, the Company agreed to provide certain registration rights to such September Investors pursuant to that certain Registration Rights Agreement dated as of September 29, 2000 (as the same may be amended, restated or otherwise modified from time to time, the "September Registration Agreement"; and, together with the February Registration Agreement, the "Prior Registration Agreements"), by and among the Company and the September Investors;

         WHEREAS, in order to induce Edgewater to enter into the Note, the Company has agreed to provide certain registration rights to Edgewater with respect to the shares of Series B-1

Preferred Stock that it may acquire thereunder and under the Warrants on the terms set forth in this Amendment;

         WHEREAS, pursuant to Section 10(d) of the February Registration Agreement and the operative paragraph in the September Registration Agreement which incorporates all of the terms of the February Registration Agreement therein, the Prior Registration Agreements may be amended by the Company and the holders of a majority of the Series A Preferred Stock and the holders of a majority of the Series B Preferred Stock (collectively, the "Required Holders"); and

         WHEREAS, in order to provide Edgewater with certain registration rights with respect to the Series B-1 Preferred Stock, the Company and the Required Holders wish to amend the Prior Registration Agreements pursuant to the terms set forth herein.

         NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

         1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Prior Registration Agreements. To the extent any terms and provisions of the Prior Registration Agreements are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Prior Registration Agreements shall remain in full force and effect and their provisions shall be binding on the parties hereto.

         2. Amendments to the Prior Registration Agreements.

                  (a) Section 1 of the February Registration Agreement is hereby amended and restated in its entirety as follows:

                           1. Demand Registrations.

                           (a) Requests for Registration. Upon written request
                  by the holders of a majority of the Series A Preferred Stock and the related Conversion Securities, the holders of a majority of the Series B Preferred Stock and the related Conversion Securities or the holders of a majority of the Series B-1 Preferred Stock and the related Conversion Securities (the "Notice"), the Company shall (i) file as soon as practicable after receipt of such Notice, but in no event later than thirty (30) days after the receipt therefor with respect to a Short-Form Registration (as defined below) or forty-five (45) days after the receipt therefor with respect to a Long-Form Registration (as defined below), a Registration Statement (the "Demand Registration") covering all of the Registrable Securities, and (ii) take all necessary actions to cause such registration statement to become effective within thirty (30) days of filing or as soon thereafter as is permissible by the Securities and Exchange Commission. Each request for a Demand Registration shall specify the approximate number of Registrable

                  Securities requested to be registered and the anticipated per share price range for such offering. Within ten (10) days after receipt of any request for a Demand Registration, the Company will give written notice of such requested registration to all other holders of Registrable Securities and, subject to paragraph 1(b) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after receipt of the Company's notice. The holders of Registrable Securities shall be entitled to request (x) one (1) Demand Registration annually on Form S-1 or any similar long-form registration (a "Long-Form Registration"), and (y) two (2) Demand Registration on Form S-3 (or any successor form) (a "Short-Form Registration") annually, if available, in each case in which the Company will pay all Registration Expenses.

                           (b) Priority on Demand Registrations. The Company
                  will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration, prior to the inclusion of any securities which are not Registrable Securities, (i) first, the Conversion Securities requested to be included therein by the Series A Holders, the Series B Holders and the Series B-1 Holders, pro rata among such holders on the basis of the number of shares that each holder has requested to be included in such registration, and (ii) second, the number of Registrable Securities requested to be included by the other Investors, pro rata among the respective holders thereof on the basis of the number of shares of Registrable Securities that each such holder has requested to be included in such registration.

                           (c) Selection of Underwriters. The holders of a
                  majority of the Registrable Securities who request or elect to be included in the Demand Registration and the Company shall jointly select the investment banker(s) and managing underwriter(s) to administer an offering initiated as a Demand Registration. It is understood and agreed that the Company may delay the registration of Registrable Securities hereunder if such delay is requested in writing by such managing underwriter(s) or by any managing underwriter(s) jointly selected by such holders of a majority of the Registrable Securities and the Company with respect to any offering of equity securities by the Company.

                           (d) Other Registration Rights. The Company will not
                  grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, which would be superior to or otherwise interfere with the Investors' registration rights hereunder; provided, however, the granting by the Company of registration rights to any other Person which would in any way limit the Investors' registration rights hereunder shall be subject to the approval of the Purchaser Representatives (as defined in the Preferred Purchase Agreement). The Company represents and warrants to the Investors that no Person has the right to register any equity securities of the Company which are superior to or would otherwise interfere with the Investors' registration rights hereunder except for the Persons and corresponding number of shares of Common Stock identified on Schedule A attached hereto and made a part hereof, whose registration rights are pari passu (but not superior) to those of the Investors (the registrable equity securities held by such Persons are referred to herein as the "Equal Securities").

                  (b) Section 2(c) of the February Registration Agreement is hereby amended and restated in its entirety as follows:

                                    (c) Priority on Primary Registrations. If a
                  Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Conversion Securities requested to be included in such registration by the Series A Holders, the Series B Holders and the Series B-1 Holders, pro rata among the holders of such Registrable Securities on the basis of the number of shares that each such holder has requested to be included in such registration and (iii) third, the other Registrable Securities requested to be included in such registration and the Equal Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities and such Equal Securities on the basis of the number of shares that each such holder has requested to be included in such registration. If, after giving effect to the inclusion in the applicable registration of the equity securities referred to in clauses (i), (ii) and (iii) above, there are additional equity securities of the Company available to be included in such registration, the Company shall be entitled to designate the Persons, if any, it would submit to the managing underwriter(s) for participation in such registration; provided, however, that in no event shall the Conversion Securities included in such offering be reduced below thirty percent (30%) of the total securities included in such registration.

                  (c) Section 2(d) of the February Registration Agreement is hereby amended and restated in its entirety as follows:

                                    (d) Priority on Secondary Registrations. If
                  a Piggyback Registration is an underwritten secondary registration on behalf of the Company or on behalf of holders of the Company's securities other than holders of Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, subject to paragraph 2(e) below, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Conversion Securities requested to be included in such registration by the Series A Holders, the Series B Holders and the Series B-1 Holders, pro rata among the holders thereof on the basis of the number of shares that each such holder has requested to be included in such registration, and (ii) second, the other Registrable Securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares that each such holder requested to be included in such registration; provided, however, that in no event shall the Conversion Securities included in such offering be reduced below thirty percent (30%) of the total securities included in such registration.

                  (d) Section 9 of the February Registration Agreement is hereby amended to include the following definitions:

                           "Conversion Securities" means the Common Stock issued
                  upon the conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Series B-1 Preferred Stock, including, without limitation, the Series B-1 Preferred Stock issued upon the exercise of any warrant or other convertible security held by any Investor, including, without limitation, the Note and the Warrants.

                           "Note" means that certain Substitute Convertible
                  Secured Promissory Note dated as of April 4, 2003 in the principal amount of $2,000,000, by and among the Company and Edgewater, as the same may be amended, modified, substituted or restated from time to time.

                           "Series A Holders" means the holders of the Series A
                  Preferred Stock and the related Conversion Securities.

                           "Series B Holders" means the holders of the Series B
                  Preferred Stock and the related Conversion Securities.

                           "Series B-1 Holders" means the holders of the Series
                  B-1 Preferred Stock and the related Conversion Securities.

                           "Series B-1 Preferred Stock" means the Series B-1
                  Convertible Preferred Stock, $0.01 par value per share, of the Company.

                           "Warrants" means, collectively, (a) the Warrant dated
                  as of April 4, 2003 to purchase 1,333,333 shares of Series
                  B-1 Preferred Stock, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated or otherwise modified from time to time, and (b) the Warrant dated as of April 4, 2003 to purchase 200,000 shares of Series B-1 Preferred Stock, issued by the Corporation to Edgewater Private Equity Fund III, L.P., as amended, restated or otherwise modified from time to time.

                  (e) Section 10(d) of the February Registration Agreement is hereby amended and restated in its entirety as follows:

                           (d) Amendments and Waivers. Except as otherwise
                  provided herein, the provisions of this Agreement may be amended, restated, modified or waived only upon the prior written consent of the Company, the holders of a majority of the Series A Preferred Stock and the related Conversion Securities (all on an as-converted basis), the holders of a majority of the Series B Preferred Stock and the related Conversion Securities (all on an as-converted basis) and, if the Note has been converted into shares of Series B-1 Preferred Stock or the Warrants have been exercised for shares of Series B-1 Preferred Stock, the holders of a majority of the Series B-1 Preferred Stock and the related Conversion Securities (all on an as-converted basis), or if the Note and the Warrants are still outstanding, the holders of the Note and the Warrants.

         3. Effectuation. The amendments to the Prior Registration Agreements contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

                            [SIGNATURE PAGE FOLLOWS]

                                    * * * * *

         IN WITNESS WHEREOF, the parties have executed this Amendment to Registration Agreement as of the date first written above.

EpicEdge, Inc.
(d/b/a EpicEdge), a Texas corporation


By:  /s/ Robert Jensen
   ___________________________________
Its:  President

Edgewater Private Equity Fund III, L.P.

By:      Edgewater III Management, L.P.
Its:     General Partner

By:      Edgewater III, Inc.
Its:     General Partner


By: /s/ Mark McManigal
    ___________________________________
Its: Partner
    ___________________________________

                                    EXHIBIT D

                               DISCLOSURE SCHEDULE

                               DISCLOSURE SCHEDULE

                                 APRIL 4, 2003


         The following disclosure schedule (the "Disclosure Schedule") is delivered by EpicEdge, Inc., a Texas corporation (the "Company"), in accordance with the provisions of Section 9 of the Substitute Convertible Secured Promissory Note, dated as of April 4, 2003 (the "Substitute Note"), among the Company and Edgewater Private Equity Fund III, L.P., a Delaware limited partnership ("Edgewater").

         The disclosure statements herein specifically refer to the corresponding relevant section numbers set forth in the Substitute Note. Except as otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to such terms in the Substitute Note.

         Matters disclosed in any section of the Disclosure Schedule shall be deemed to be incorporated into each of the other sections of the Disclosure Schedule with respect to which such disclosures apply if a reasonable person can conclude from the face of the disclosure that it is intended to qualify such other representations and warranties.

SCHEDULE 9(a)  ORGANIZATION AND QUALIFICATION.
               ------------------------------

         The Company is not in good standing in the states of Massachusetts, Missouri and Tennessee. However, the Company no longer has offices in such states. The failure to be in good standing and the withdrawal of the Company's qualification in such states shall not have a Material Adverse Effect (as such term is defined in the Purchase Agreement). The Company has been administratively dissolved in the state of Kentucky. However, the Company no longer does business in Kentucky and has paid all due taxes in such state and has been advised by such state that an administrative dissolution is effectively equivalent to a voluntary withdrawal from the state. The Company conducts some business or its employees commute to Alaska, though the Company is not currently qualified to do business in such state. The failure to be qualified to do business in such states shall not have a Material Adverse Effect.

SCHEDULE 9(g)  CAPITALIZATION.
               --------------

         (a)      List of Option Holders
                  ----------------------

                  Please see a list of outstanding options as of the date hereof attached hereto as Exhibit 9(g)(1).

                  List of Warrant Holders
                  -----------------------

                  On the date hereof, the Company issued to Edgewater two warrants to purchase shares of the Company's Series B-1 Convertible Preferred Stock, par value $.01 per share with an aggregate face value of $1,150,000.

                                 EXHIBIT 9(g)(1)
                                 ---------------

                                OPTIONHOLDER LIST

      PLAN        LNAME                    FNAME              OPTIONS
                  -----                    -----              -------
                                                                O/S
                                                                ---

      1999      Aghababian               Rafi                  10,000
      2002      Albert                   Jean                 571,751
      1999      Albert                   Jean                  30,000
      1999      Albert                   Jean                  14,705
      1999      Albert                   Jean                  11,289
      1999      Anandasakaran            Jeevan                14,705
      1999      Anandasakaran            Jeevan                 1,000
      1999      Anderson                 Jennifer              14,705
      1999      Anderson                 Jennifer               3,000
      1999      Anderson                 Jennifer               1,500
      1999      Anderson                 Jennifer                 459
      1999      Bacalzo                  Roger                  3,000
      1999      Ball                     Michael               14,705
      1999      Ball                     Michael                7,500
      1999      Ball                     Michael                3,750
      1999      Ball                     Michael                2,332
      1999      Bandrio                  Hadi                   3,000
      1999      Barrington               Cheryl                10,000
      1999      Basu                     Madhusudhana          14,705
      1999      Basu                     Madhusudhana           3,000
      2002      Bell                     Patricia             300,922
      1999      Bell                     Patricia              14,705
      1999      Bell                     Patricia               6,832
      1999      Bell                     Patricia               4,200
      1999      Bell                     Patricia               3,280
      1999      Biddle                   Mark                  14,705
      1999      Biddle                   Mark                   3,000
      1999      Borisova                 Anna                   3,000
      1999      Brown                    Linda                 14,705
      1999      Brown                    Linda                  2,000
      2002      Carter                   Richard            2,166,635
      1999      Carter                   Richard               60,000
      1999      Carter                   Richard               21,000
      1999      Carter                   Richard               15,000
      1999      Carter                   Richard               14,705
      1999      Carter                   Richard               14,111
      1999      Cash                     Nicole                14,705
      1999      Cash                     Nicole                 5,000
      1999      Chaudhry                 Sunil                 14,705
      1999      Chaudhry                 Sunil                  5,000
      1999      Chaudhry                 Sunil                  3,000
      1999      Chaudhry                 Sunil                  2,115
      1999      Chopade                  Sagar                 14,705
      1999      Chopade                  Sagar                  3,000
      2002      Cohan                    Robert             2,106,451
      1999      Cohan                    Robert                30,000
      1999      Cohan                    Robert                20,000
      1999      Cohan                    Robert                15,000
      1999      Cohan                    Robert                14,705
      1999      Condol                   Joe                    3,000
      1999      Cook                     Cristina Malia        14,705

      1999      Cook                     John                  14,705
      1999      Cook                     John                   7,500
      1999      Cook                     John                   4,500
      1999      Cook                     Cristina Malia         3,000
      1999      Cook                     John                   2,030
      1999      Cormier                  Jacob                  3,000
      1999      Costanza                 Amy                   14,705
      1999      Costanza                 Amy                    3,000
      1999      Costanza                 Amy                    3,000
      1999      Costanza                 Amy                    2,533
      1999      Costanza                 Amy                    2,400
      1999      Covington                DeEdrea                3,000
      1999      Crouch                   Heather               14,705
      1999      Crouch                   Heather                2,300
      1999      Crouch                   Heather                2,167
      1999      Crouch                   Heather                1,500
      1999      Crouch                   Heather                1,200
      2002      Davis                    Peter                902,765
      1999      Davis                    Peter                 50,000
      1999      Davis                    Peter                 14,705
      1999      Davis                    Peter                 13,053
      1999      Dawley                   Michael                3,000
      1999      Doraisamy                Karthikeyan           14,705
      1999      Doraisamy                Karthikeyan            3,230
      1999      Doraisamy                Karthikeyan            3,000
      1999      Doraisamy                Karthikeyan            2,100
      1999      Dos Santos               Al                    14,705
      1999      Dos Santos               Al                     3,000
      1999      Duvall                   Stephen               14,705
      1999      Duvall                   Stephen                3,000
      1999      Ennis                    Lea                    2,000
      1999      Fail                     Vincent               14,705
      1999      Fail                     Vincent                5,000
      1999      Fail                     Vincent                2,000
      1999      Faires                   Gary                  14,705
      1999      Faires                   Gary                   6,000
      1999      Faires                   Gary                   3,024
      1999      Faires                   Gary                   2,100
      1999      Faires                   Gary                   1,800
      1999      Fenton                   Brad                  14,705
      1999      Fenton                   Brad                   2,000
      1999      Ferguson                 Mark                  14,705
      1999      Ferguson                 Mark                   3,045
      1999      Ferguson                 Mark                   3,000
      1999      Ferguson                 Mark                   2,100
      1999      Fowler                   Martin                14,705
      1999      Fowler                   Martin                 3,000
      1999      Franzen                  Jakob                  3,000
      1999      Gallegos                 Orlando               14,705
      1999      Gallegos                 Orlando                3,000
      1999      Gandy                    Eun                    3,000
      1999      Ganguly                  Jay                    3,000
      1999      Garcia                   Dora                  14,705
      1999      Garcia                   Dora                   3,000

      1999      Garcia                   Al                     3,000
      1999      Goodman                  Joseph                14,705
      1999      Goodman                  Joseph                 5,000
      1999      Goodman                  Joseph                 2,500
      1999      Goodman                  Joseph                 1,668
      1999      Guerra                   Mario                  3,000
      2002      Hardacker                David                361,106
      1999      Hardacker                David                 14,705
      1999      Hardacker                David                  3,000
      1999      Hardacker                David                  2,945
      1999      Hardacker                David                  2,700
      1999      Hardacker                David                  1,200
      1999      Harper                   Bill                   3,000
      1999      Heckler                  Robert                14,705
      1999      Heckler                  Robert                 4,200
      1999      Heckler                  Robert                 2,553
      1999      Heckler                  Robert                 1,440
      1999      Heckler                  Robert                 1,200
      1999      Hermes                   Carma                 14,705
      1999      Hermes                   Carma                  3,000
      1999      Hermes                   Carma                  2,945
      1999      Hermes                   Carma                  1,800
      1999      Hilton                   Aaron                  2,000
      1999      Hinds                    Martin                14,705
      1999      Hinds                    Martin                 3,000
      1999      Hitt                     Robin                  3,000
      1999      Hohm                     Larry                 14,705
      1999      Hohm                     Larry                  4,000
      1999      Hohm                     Larry                  2,600
      1999      Hohm                     Larry                  2,000
      1999      Hohm                     Larry                  2,000
      1999      Holt                     Teresa                 3,000
      1999      Huang                    Susan                 14,705
      1999      Huang                    Susan                  3,000
      1999      Huang                    Susan                  2,100
      1999      Huang                    Susan                  2,067
      1999      Jain                     Shshank                3,000
      1999      Jarvis                   Susan                  3,000
      1999      Jefferson                Stacey Dey            14,705
      1999      Jefferson                Stacey Dey             2,000
      2002      Jensen                   Bob                  645,000
      1999      Kannan                   Mohandas              14,705
      1999      Kannan                   Mohandas               3,000
      1999      Kannan                   Krishna                3,000
      1999      Kearns                   Rosaleen              14,705
      1999      Kearns                   Rosaleen               3,928
      1999      Kearns                   Rosaleen               3,000
      1999      Kearns                   Rosaleen               2,700
      1999      Kearns                   Rosaleen               1,200
      1999      Keller                   Kristopher            14,705
      1999      Keller                   Kristopher             2,500
      1999      Khanna                   Harsh                  3,000
      1999      Kitowski                 Gail                  14,705
      1999      Kitowski                 Gail                   3,000

      1999      Kitowski                 Gail                   1,800
      1999      Knause                   Darayle               14,705
      1999      Knause                   Darayle                3,000
      1999      Leaver                   Charles              260,000
      1999      Lee                      Heung                  3,000
      1999      Lewis                    Dano                  14,705
      1999      Lewis                    Dano                   4,000
      1999      Lewis                    Dano                   3,339
      1999      Lewis                    Dano                   2,000
      1999      Lozano                   Richard               14,705
      1999      Lozano                   Richard                6,000
      1999      Lozano                   Richard                2,474
      1999      Lozano                   Richard                1,800
      1999      Lozano                   Richard                1,200
      1999      Luoro                    Patty                  3,000
      1999      Madgula                  Pratap                 3,000
      1999      Malone                   Jami                  14,705
      1999      Malone                   Jami                   3,000
      1999      Maloney                  Brian                 14,705
      1999      Maloney                  Brian                  2,000
      1999      Manferd                  Elliott               14,705
      1999      Manferd                  Elliott                2,474
      1999      Manferd                  Elliott                2,100
      1999      Manferd                  Elliott                1,470
      1999      Manferd                  Elliott                  900
      1999      Mani                     Seena                 14,705
      1999      Mani                     Seena                  2,000
      1999      Marcancola               Marcos                 3,000
      1999      Martin                   Rena                  14,705
      1999      Martin                   Kelley                14,705
      1999      Martin                   Kelley                 7,200
      1999      Martin                   Kelley                 4,440
      1999      Martin                   Kelley                 4,200
      1999      Martin                   Rena                   3,000
      1999      Martin                   Rena                   1,200
      1999      Martin                   Rena                   1,200
      1999      Massad                   Julio                 14,705
      1999      Massad                   Julio                  8,000
      1999      Massad                   Julio                  4,000
      1999      McDonald                 Tom                    3,000
      1999      McDowell                 Shandra                2,000
      1999      McFarland                Chris                  3,000
      1999      McMahon                  Bradley               14,705
      1999      McMahon                  Bradley                6,000
      1999      McMahon                  Bradley                2,474
      1999      McMahon                  Bradley                1,800
      1999      McMahon                  Bradley                1,200
      1999      Mengle                   Pinak                 14,705
      1999      Mengle                   Pinak                  3,000
      1999      Miller                   Frances               14,705
      1999      Miller                   Frances                3,000
      1999      Mizell                   Kyle                  14,705
      1999      Mizell                   Kyle                   3,000
      1999      Moll                     Stephanie             14,705

      1999      Moll                     Stephanie              4,200
      1999      Moll                     Stephanie                840
      1999      Nair                     Ajith                  3,000
      1999      Neely                    Kyle                  14,705
      1999      Neely                    Kyle                   3,000
      1999      Nelson                   Robert               180,000
      1999      Nelson                   Robert               120,000
      1999      Ortega                   Stacy                 14,705
      1999      Ortega                   Stacy                  1,000
      1999      Otto-Brown               P. Gig                14,705
      1999      Otto-Brown               P. Gig                 3,000
      1999      Patterson                Andrew                14,705
      1999      Patterson                Andrew                 4,500
      1999      Patterson                Andrew                 3,150
      1999      Patterson                Andrew                 2,553
      1999      Penson                   Chris                  3,000
      1999      Peters                   Lee                   14,705
      1999      Peters                   Lee                   10,000
      1999      Peters                   Lee                    6,000
      1999      Peters                   Lee                    4,704
      1999      Potter                   Michelle               2,000
      1999      Prejean                  Caldwell              14,705
      1999      Prejean                  Caldwell               3,500
      1999      Prejean                  Caldwell               1,440
      1999      Prejean                  Caldwell               1,200
      1999      Ramirez                  Duane                  2,000
      1999      Rapp                     Dave                   2,000
      1999      Raut                     Mitesh                 3,000
      1999      Ray                      David                 14,705
      1999      Ray                      David                  1,000
      1999      Roberts                  Ed                     3,000
      1999      Roberts                  Stacey Dey             3,000
      1999      Rockwell                 Cheryl                 3,000
      1999      Servidio                 Jeff                  14,705
      1999      Servidio                 Jeff                   3,000
      1999      Shah                     Rupa                   2,000
      1999      Shaleesh                 Beshara               14,705
      1999      Shaleesh                 Beshara                6,000
      1999      Shaleesh                 Beshara                4,800
      1999      Shaleesh                 Beshara                3,600
      1999      Shane                    Andrea                 3,000
      1999      Shumate                  Paul                  14,705
      1999      Shumate                  Paul                  10,000
      1999      Shumate                  Paul                   7,000
      1999      Sifuentez                Linda                 14,705
      1999      Sifuentez                Linda                  3,000
      1999      Sims                     Larry                 14,705
      1999      Sims                     Larry                  3,000
      1999      Sims                     Larry                  2,945
      1999      Sims                     Larry                  1,800
      1999      Skier                    John                   5,000
      1999      Sleight                  Mayme                 14,705
      1999      Sleight                  Mayme                  1,000
      2002      Slosberg                 Mark                 902,765

      1999      Slosberg                 Mark                  45,000
      1999      Slosberg                 Mark                  14,705
      1999      Slosberg                 Mark                  14,111
      1999      Slosberg                 Mark                  13,500
      1999      Smith                    William               14,705
      1999      Smith                    Sean                  14,705
      1999      Smith                    Sean                   7,500
      1999      Smith                    Sean                   4,500
      1999      Smith                    William                4,200
      1999      Smith                    Kasaundra              3,000
      1999      Smith                    William                1,440
      1999      Smith                    William                1,200
      1999      Solana                   Karen                  3,000
      1999      Somasundaram             Sunder                14,705
      1999      Somasundaram             Sunder                 1,000
      1999      Spears                   Myra                  14,705
      1999      Spears                   Myra                   3,000
      1999      Srivastava               Satya                 14,705
      1999      Srivastava               Satya                  3,000
      1999      Steed                    Lisa                   3,000
      1999      Tarango                  Daniel                14,705
      1999      Tarango                  Daniel                 3,000
      1999      Terry                    Kevin                 14,705
      1999      Terry                    Kevin                  6,000
      1999      Thompson                 Gloria                14,705
      1999      Thompson                 Gloria                 7,855
      1999      Thompson                 Gloria                 6,000
      1999      Thompson                 Gloria                 3,600
      1999      Troxtell                 David                 14,705
      1999      Troxtell                 David                  8,000
      1999      Troxtell                 David                  4,242
      1999      Troxtell                 David                  4,000
      1999      Tunstall                 Greg                   3,000
      1999      Umbarje                  Manisha                3,000
      1999      Velasquez                Keith                 14,705
      1999      Velasquez                Keith                  3,000
      1999      Walker                   Kimberly              14,705
      1999      Walker                   Kimberly               3,000
      1999      Walker                   Kimberly               2,100
      1999      Walsky                   Len                    2,000
      1999      White                    Lisa                   3,000
      1999      Wray                     Kenneth               14,705
      1999      Wray                     Kenneth                5,000
      1999      Wray                     Kenneth                3,293
      1999      Wray                     Kenneth                3,000
      1999      Yedanapalli              Philips               14,705
      1999      Yedanapalli              Philips                3,000
      1999      Yedanapalli              Philips                3,000
      1999      Yedanapalli              Philips                1,200
      1999      Yunt                     Sean                  14,705
      1999      Yunt                     Sean                   1,000